Exhibit 2.2
REAL ESTATE PURCHASE AGREEMENT
(“Agreement”)

DATED:	As of December 11, 2019 (the “Effective Date”)

BETWEEN:	SELLER

Kings Road Realty Ltd. PP Land Holdings LP PPJ Land LLC JLRA Realty LP PPA Realty Ltd. PP Real Estate, Ltd. PPM Realty Ltd. NWH Land LP PPMBA Realty LP 350 Phelps Realty LP

AND:	BUYER

Asbury Automotive Group, LLC
RECITALS
A. This Agreement encompasses obligations, rights, covenants, representations, warranties, actions and conditions applicable to each entity comprising Seller (each entity comprising Seller is herein called an “Owner”), and it is understood that performance by each Owner shall be required by Buyer as set forth herein. However, each Owner has executed this Agreement only with respect to its separate property interests and rights. For purposes of convenience, references in this Agreement to “Seller” shall mean the Owners, collectively. However, any representations or warranties of “the Seller” which relate to, for example, “the Property”, “the Land”, “the Improvements”, or any other real or personal property or rights or interests therein, shall (without affecting the joint and several liability of the Owners for breach of any representation or warranty by any of the Owners) in fact apply, relate and refer only to the items, property or property interests which are owned by, or which are for the benefit of, such individual Owner, respectively, and not any of the other parties comprising the Seller.
B. Seller desires to sell all (and not less than all) of the Property to Buyer, and Buyer desires to purchase all (and not less than all) of the Property from Seller, subject to and on the terms and conditions set forth in this Real Estate Purchase Agreement.
NOW, THEREFORE, for value received and in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

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1.	CERTAIN DEFINITIONS
As used herein, the following terms shall have the following meanings:

a.	Agreement means this Real Estate Purchase Agreement, as the same may hereafter be modified or amended from time to time.

b.	APA Buyer means Asbury Automotive Group, LLC, and its permitted successors and assigns under the Asset Purchase Agreement.

c.
APA Sellers is a collective reference to JRA Dealerships LP; Park Place LX of Texas, Ltd.; Park Place Motocars, Ltd.; Park Place Motocars of Fort Worth, Ltd.; Park Place RB, Ltd.; PPCT LP; PPDV, Ltd.; PPJ LLC; PPM Auction LP; PPMB Arlington LLC; PPP LP. APA Seller is a reference to any one of the APA Sellers.

d.
Asset Purchase Agreement means that certain Asset Purchase Agreement of even date herewith executed by and among the APA Sellers and the APA Buyer, as the same may hereafter be modified or amended from time to time.

e.	Business Days means any day other than a Saturday, Sunday or a holiday recognized by national banking associations in the state of Texas.

f.	Claim shall have the meaning ascribed to it in the Asset Purchase Agreement.

g.	Closing and Closing Date shall have the respective meanings ascribed to them in Section 9 of this Agreement.

h.
Construction Documents means each construction agreement, including all change orders thereto, for which there is an applicable Capital Improvements Reimbursement, which Capital Improvements Reimbursement is listed on Exhibit G or is otherwise mutually agreed to in accordance with Section 11.1.

i.
DFW Ground Lease means that certain Ground Lease Agreement for Northwest Logistics Development made by and between the Dallas / Fort Worth International Airport BOARD, as lessor, and, as lessee, PPJ Land LLC, which lease is referenced in that certain Memorandum of Lease filed for record under Document No. D216084751 of the Real Property Records of Tarrant County, Texas.

j.	Effective Date means the date first above written.

k.
Excluded Property means and refers to all of the following with respect to each Owner: (i) Protected Information (as defined below); (ii) cash and bank accounts of Owner; (iii) any and all information relating to or disclosing the costs incurred or paid by Owner (or any of its predecessors) to acquire or develop the Property, and (iii) in the case of PP Real Estate, Ltd., all right, and interest in and to, as lessor, that certain mineral lease described in instrument filed for record under Document Number D208297171 of the Real Property Records of Tarrant County, Texas

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(herein called the “Reserved Mineral Lease”). As used herein, the term “Protected Information” shall mean any books, records or files (whether in a printed or electronic format) that consist of or contain any of the following: Seller’s organizational documents or files or records relating thereto; appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; and attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties.

l.	Fraud shall have the meaning ascribed to it in the Asset Purchase Agreement.

m.
Limitations Representations means, collectively, (i) the REPA Representations set forth in the following sections of this Agreement: Section 7.1(a), 7.1(b), 7.1(c),7.1(d), and clause (i) of Section 7.1, and (ii) the representation of Seller set forth herein regarding brokers.

n.
Loss shall have the meaning ascribed to it in the Asset Purchase Agreement. For purposes of Seller’s indemnification obligations set forth herein, “Loss” will not include any Non-Reimbursable Damages (as defined in the Asset Purchase Agreement).

o.
Mandatory Cure Matters means, with respect to any parcel of Land, (a) the effects of any voluntary conveyances of interests in such Land made by the Owner thereof after the Effective Date that are not Permitted New Title Exceptions, (b) deed of trust liens, mortgages, liens for past due ad valorem taxes or assessments, judgment liens, federal tax liens, and any other liens (other than inchoate liens for ad valorem taxes) that secure payment of a specific sum of money caused or permitted by Seller (excluding, however, any such liens arising by, through or under Buyer), (c) other than those arising by, through or under Buyer, mechanic’s or materialman’s lien claims, (d) the termination of all leases except for the DFW Ground Lease and except for those certain mineral rights leases set forth in the Permitted Exceptions (the “Mineral Leases”), and (e) all items set forth in Schedule C of each Title Commitment (excluding, however, those that relate to, or require performance by, Buyer).

p.	Owner is defined in the Recitals.

q.
Permitted Exceptions means, with regard to each tract or parcel of Land, (a) as applicable, the respective matters described in Exhibits A-1 through and including Exhibit A-21 attached hereto, (b) each Permitted New Title Exception, and (c) any Additional Exceptions (defined below) that by the terms of this Agreement constitute Permitted Exceptions.

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r.
Permitted New Title Exception means, with respect to any parcel of the Land, any utility and similar easements required by applicable governmental authorities for lawful use and occupancy of, or the provision of services to, the Improvements located on such parcel of the Land, provided that any such easement shall not have a material adverse effect on the value of the Land encumbered thereby or the use thereof for the uses being made as of the Effective Date.

s.	“Person” shall have the meaning ascribed to it in the Asset Purchase Agreement.

t.
Property is a collective reference to the land (the “Land”) described on Exhibits A-1 through and including Exhibit A-21 attached hereto, together with all of Seller’s rights, titles and interests in and to (a) all reversions, remainders, easements, rights-of-way, appurtenances, tenements, licenses, hereditaments, water rights and mineral rights appertaining to or otherwise benefiting the Land or any of the Improvements (as defined below); (b) all of Seller’s rights, titles and interests, if any, in and to any structures, facilities, fixtures and improvements now or hereafter situated on the Land (collectively, the “Improvements”); (c) all of Seller’s rights, titles and interests, if any, in and to all air rights, development rights, and similar rights or entitlements relating to or affecting the Land or the Improvements (the “Development Rights”); and (d) all of Seller’s rights, titles and interests, if any, to the extent transferable and/or assignable, in and to all licenses, permits, approvals, and certificates of occupancy relating to the zoning, land use, ownership, operation, occupancy, construction or maintenance of the Improvements running to or in favor of Seller, the Land, or the Improvements, (collectively the “Intangible Property”). In no event shall the “Property” include any of the Excluded Property.

u.	“REPA Representations” has the meaning ascribed to it in Section 7 hereof.

v.	Sellers’ Express Representations has the meaning ascribed to it in the Asset Purchase Agreement.

w.	Specific Property is a reference to a single parcel of Land, together with all Improvements thereon.

x.	Title Company shall mean Republic Title of Texas, Inc., 2626 Howell Street, 10th Floor, Dallas Texas 75204, Attention: Teresa Rodden.

2.	PURCHASE AND SALE OF THE PROPERTY
Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on the terms and conditions set forth in this Agreement.

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3.	TOTAL PURCHASE PRICE; ADDITIONAL CONSIDERATION
3.1 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Two Hundred Fifteen Million Five Hundred Thousand and No/Dollars ($215,500,000.00), subject to adjustment at Closing as set forth in Sections 14.17 and 14.18 and this Section 3.1. Schedule 1 attached hereto sets forth an allocation of the Purchase Price to each Specific Property; provided however, in the event the Asset Purchase Price to be paid under the Asset Purchase Agreement is adjusted in accordance with Section 9.12 of the Asset Purchase Agreement, then the Purchase Price to be paid by Buyer under this Agreement shall be reduced by the amount of the Purchase Price allocated on Schedule 1 to the Specific Property owned by PPMBA Realty LP (the “Arlington Property”), and the Arlington Property shall be removed for all purposes from and throughout this Agreement.

3.2	Capital Improvements Work; Additional Consideration.
(a) At Closing and in addition to the Purchase Price, Buyer shall reimburse each applicable Owner for the actual costs and expenses incurred and paid by such Owner (or the respective APA Sellers) as of Closing with respect to the capital improvements work described on Exhibit G attached hereto or as otherwise mutually agreed to in accordance with Section 11.1 hereof (collectively, “Capital Improvements Work”) subject in each case, to the maximum amount set forth in said Exhibit G to this Agreement or as otherwise mutually agreed to in accordance with Section 11.1 (collectively, “Capital Improvements Reimbursement”). Prior to Closing, Seller shall deliver to Buyer reasonable evidence of the actual, out-of-pocket costs incurred by each Owner to design, permit and construct all Capital Improvements Work, including, by way of example, bills, vouchers, invoices and receipts and an estoppel certificate from each contractor who is a party to a Construction Document with an Owner (or any APA Seller) confirming all amounts paid or to be paid under each Construction Document through the end of the calendar month preceding the calendar month in which Closing occurs have been paid, together with all applicable lien releases from such contractor for work performed through the end of the calendar month preceding the calendar month in which Closing occurs. The parties recognize that certain costs of performing the Capital Improvements Work are paid for by, and accounted for on the financial statements of, the Owner of the Specific Property where such work is being performed while certain other costs are accounted for by (and may be reflected as fixed assets on the financial statements of) an APA Seller. Notwithstanding such accounting and notwithstanding any contrary provisions of the Asset Purchase Agreement, (a) the Capital Improvements Reimbursements shall be made pursuant to, and governed solely by, the terms and provisions of this Agreement, (b) Seller shall have the right to direct portions of the Capital Improvements Reimbursement to one or more of the APA Sellers and (c) no provisions of the Asset Purchase Agreement which may be interpreted as excluding payment of the Capital Improvements Reimbursement, or requiring payment thereof, shall be given in force or effect, it being the intention of the parties that reimbursement for Capital Improvements Work be governed solely by the terms and provisions of this Agreement.
(b) Seller shall, at Buyer’s request, provide a copy of purchase orders, construction contracts, design professional contracts, and other agreements entered into by Seller (or any APA Seller) with regard to the Capital Improvements Work, whether executed prior to or after the Effective Date. All of such contracts and agreements shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed. All of such contracts and agreements shall, for purposes hereof, constitute Construction Documents and shall be assigned by Seller (or, as applicable, an APA Seller; and Seller shall, in this regard and to the extent applicable, cause such APA Seller to assign the same), together with all rights and

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warranties relating to the Construction Documents or any other recently completed construction, at Closing to Buyer, and Buyer shall assume all obligations of Seller (and, as applicable, APA Sellers) thereunder arising after Closing and that are not attributable to a breach or default thereunder prior to Closing. Any Liabilities relating to any pre-closing breaches or defaults shall be deemed to be Excluded Liabilities for purposes of the APA.

4.	RELATION TO ASSET PURCHASE AGREEMENT
4.1 General. This Agreement has been executed in connection with, and as an integral part of the transactions described in, the Asset Purchase Agreement. Notwithstanding any contrary provisions hereof, (a) it shall be a condition to the obligations of Seller to consummate the sale hereunder that the closing under the Asset Purchase Agreement has occurred, or occurs concurrent with the Closing hereunder, (b) it shall be a condition to the obligations of Buyer to consummate the purchase hereunder that the closing under the Asset Purchase Agreement has occurred, or occurs concurrent with the Closing hereunder.
4.2 With Respect to Remedies. The parties intend and agree that the rights and remedies of the parties hereunder with respect to any failure of a condition to Closing hereunder or breach hereof, whether prior to or after Closing, be governed by solely by the terms and provisions of the Asset Purchase Agreement such that, solely for purposes of the rights and remedies of the parties under the Asset Purchase Agreement, by execution of this Agreement, Seller shall be deemed to have automatically joined into the Asset Purchase Agreement such that the reference in the Asset Purchase Agreement to the APA Sellers therein is a collective reference to the APA Sellers and Seller hereunder and the reference in the Asset Purchase Agreement to the APA Buyer is a collective reference to the APA Buyer and Buyer. The following are examples of the intended effect of the foregoing provisions of this paragraph:
(a) if this Agreement is terminated due to a default by Buyer hereunder (that is not cured within the applicable cure period set forth below), except as provided in Section 5.2 hereof with regard to the indemnification and restoration obligations set forth therein, the sole and exclusive remedy of Seller hereunder will be to receive such part of the Earnest Money (as defined in the Asset Purchase Agreement) as Seller and the APA Sellers may, as amongst themselves, agree upon; and
(b) subject only to those liabilities and claims that are of a nature that are not subject to the Cap (as defined in the Asset Purchase Agreement), the liability of Seller hereunder, when aggregated with the liability of the APA Sellers under the Asset Purchase Agreement shall not exceed the Cap.

5.	BUYER’S INSPECTIONS
5.1. Right to Enter and Inspect the Property. For so long as this Agreement remains in effect and subject to the terms and provisions of this Section 5.1, Buyer shall have access to the Property at all commercially reasonable times during normal business hours. Buyer shall give not less than one Business Day’s notice to Seller prior to any entry upon the Property, and such entry shall be conditioned upon coordination with Seller so that (a) one or more representatives of Seller

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are available to escort and accompany Buyer, and (b) disruption to Seller’s and any of the APA Sellers’ respective businesses is minimized to the extent practicable. Notwithstanding any other provision of this Agreement, at least three (3) Business Days prior to performing any such inspection or study of any of Property which will involve the intrusive or destructive sampling or analysis of any portion of the Property or its improvements (“Intrusive Investigation”), Buyer shall provide to Seller a detailed description of the work to be performed during the Intrusive Investigation. No such Intrusive Investigation may be undertaken unless approved in writing by Seller, such approval not to be unreasonably withheld, conditioned or delayed. All inspections and studies shall be at Buyer’s sole expense.
5.2. Insurance and Indemnity. Prior to the Effective Date, Buyer and certain agents, contractors and representatives of Buyer have entered the Property for the purpose of conducting tests and/or inspections. Prior to entry on the Property after the Effective Date, Buyer and all of its representatives conducting any tests and/or inspections on Buyer’s behalf (including Buyer’s architects, engineers, consultants, agents and contractors, but excluding Buyer’s employees) shall deliver to Seller a certificate of insurance, in a form reasonably acceptable to Seller, evidencing that the following insurance is then in full force and effect: (i) Commercial General Liability Insurance on an Occurrence form including Products/Completed Operations and Personal Injury coverage with a limit of not less than One Million Dollars ($1,000,000) per occurrence, $5,000,000.00 aggregate; and (ii) Automobile Liability coverage with a limit of not less than One Million Dollars ($1,000,000) Combined Single Limit. Each such policy shall be endorsed naming Seller (and any mortgagee identified by Seller) as an additional insured. WHETHER OR NOT THE TRANSACTION DESCRIBED IN THIS CONTRACT SHALL CLOSE, BUYER SHALL INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM AND AGAINST ALL CLAIMS, ACTIONS, DAMAGES, LIABILITY, LOSS, COSTS, ATTORNEY’S FEES AND EXPENSES RELATED TO OR ARISING FROM SUCH INSPECTIONS AND STUDIES (WHETHER CONDUCTED PRIOR TO OR AFTER THE EFFECTIVE DATE), INCLUDING THOSE ARISING FROM SELLER’S NEGLIGENCE TO THE EXTENT (BUT NO FURTHER) SELLER IS ALLEGED OR FOUND TO HAVE BEEN NEGLIGENT IN FAILING TO SUPERVISE THE CONDUCT OF BUYER, ITS AGENTS, CONTRACTORS AND EMPLOYEES IN, ON, OR ABOUT THE PROPERTY; provided, that in no event shall such indemnification obligations extend to the gross negligence or willful misconduct of Seller nor to any of the foregoing attributable to the mere discovery by Buyer of an existing condition at or of the Property. If any of the Property is damaged as a result of any inspections or tests conducted by or at the direction of Buyer, Buyer shall restore the damaged Property to its prior condition. The indemnification and restoration obligations of Buyer in this paragraph shall survive the Closing or any termination or cancellation of this Agreement notwithstanding any contrary provision hereof or the Asset Purchase Agreement and Buyer’s indemnification obligations (and Seller’s right to enforce the same) shall, notwithstanding any contrary provision hereof or the Asset Purchase Agreement, in no way be limited by the limitations on Seller’s remedies set forth herein (or by reason of the provisions of the Asset Purchase Agreement), Seller to have all rights and remedies in the enforcement of Buyer’s indemnification and restoration obligations.

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6.	TITLE AND SURVEY MATTERS
6.1. Title Approval. Seller has provided to Buyer prior to the Effective Date (a) a current preliminary title commitment with respect to each parcel of the Land, together with a copy of all underlying exceptions referenced therein (collectively the “Title Commitment”) prepared by the Title Company and (b) a current ALTA survey of each parcel of the Land (collectively, the “Survey”). Each Survey may, at Buyer’s cost, be updated by Buyer. Each such updated survey (each, an “Updated Survey”) shall incorporate the final legal description as approved by Seller, Buyer and the Title Company (or, in the alternative, certify that the legal description shown on the Updated Survey is “one and the same” as the final approved legal description in the Title Commitment) and shall depict and reference all matters shown as Schedule B exceptions in the Title Commitment for each parcel of Land. Further, each Updated Survey, at Buyer’s cost, shall be certified to Buyer. Except to the extent provided below in Section 14.17 with regard to the North Austin Location (as defined below), Section 14.18 with regard to the North Austin Lot (as defined below) and 3300 Atwell Property (as defined below), Buyer has approved the status of title to the Property as reflected in the Title Commitment and Survey subject to the terms and conditions of this Agreement, including, without limitation, with respect to Mandatory Cure Matters.
6.2. Title Supplements. If, after the Effective Date and prior to Closing, Title Company issues a supplemental or updated title commitment showing exceptions to title that are not Permitted Exceptions, that are not attributable to any act or omission of Buyer or its contractors, agents or employees, and that do not constitute a Permitted New Title Exception (a “Title Supplement”; such additional exceptions being herein called the “Additional Exceptions”), Buyer shall have five (5) Business Days from the date of receipt of both the Title Supplement and a copy of each Additional Exception and (to the extent the nature of the Additional Exceptions is such that it is capable of being depicted on a survey) an update to the Survey (or, as applicable Updated Survey) depicting the location of such Additional Exception in which to give notice to Seller of Buyer’s objection to any such Additional Exceptions (such notice being herein called the “Supplemental Objection Notice”; the Additional Exceptions to which Buyer objects in such Supplemental Objection Notice being herein called the “Supplemental Title Objections”). If Buyer provides such Supplemental Objection Notice to Seller timely, Seller shall use its commercially reasonable efforts (which shall be limited to, in the case of expending funds, up to $250,000.00 in the aggregate to cure such Supplemental Title Objections) to cure the Supplemental Title Objections; provided, that, in all events Seller shall be obligated to cure Mandatory Cure Matters and any Additional Exception attributable to any act or omission of Seller after the Effective Date. If Seller has not cured the Supplemental Title Objections (the same shall be cured if the Title Company has removed the same from an updated version of the Title Commitment) within five (5) Business Days following receipt of the Supplemental Objection Notice (such five Business Day cure period is herein called the “Seller’s Supplemental Cure Period”) and such Supplemental Title Objection has a material adverse effect on the value of the Land encumbered thereby or the use thereof for the uses being made as of the Effective Date, then in such event Buyer shall have, as Buyer’s sole and exclusive remedy on account thereof, the right and option to terminate this Agreement by providing written notice to Seller no later than five (5) Business Days following the expiration of Seller’s Supplemental Cure Period. If Buyer terminates this Agreement pursuant to this paragraph, the termination hereof shall, for purposes of the Asset

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Purchase Agreement, be deemed to constitute a termination of the Asset Purchase Agreement by mutual agreement of the APA Sellers and APA Buyer pursuant to Section 8.1(d) of the Asset Purchase Agreement. Any Additional Exceptions (i) not objected to by Buyer, (ii) that are objected to by Buyer but are cured, or (iii) that are objected to by Buyer but not cured and that do not have a material adverse effect on the value of the Land encumbered thereby or the use thereof for the uses being made as of the Effective Date shall constitute part of the Permitted Exceptions, specifically excluding any Mandatory Cure Matters and any Additional Exceptions attributable to any act or omission of Seller after the Effective Date. Seller shall deliver to Buyer a copy of any Permitted New Title Exception and to the Survey (or, as applicable Updated Survey) depicting the location of such Permitted New Title Exception within five (5) Business Days after execution thereof.

7.	SELLER’S AND BUYER’S REPRESENTATIONS
7.1. Seller’s Representations. Each Owner makes, severally as to itself (the several nature of the following does not, however, affect or impair the joint and several liability of all of the Owners for the breach of any of the following by any Owner), the following representations and warranties to Buyer as of the Effective Date and, subject to update and amendments thereof as a result of delivery of any Representation Update Notice (defined below), as of Closing (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty must be true and correct as of such specific date) (the following representations and warranties are herein called the “REPA Representations” and, for purposes of the Asset Purchase Agreement shall constitute part of the Sellers’ Express Representations [as defined in the Asset Purchase Agreement]):
(a) Status. It: (i) is duly organized, validly existing and in good standing under the laws of the State of Texas; and (ii) has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. There is no pending or, to its Knowledge (as defined below), threatened proceeding for its dissolution, liquidation, insolvency or rehabilitation.
(b) Power and Authority. It: (i) has all power and authority necessary to execute and deliver this Agreement and the other documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein, and (ii) has taken all action necessary to authorize the execution and delivery of this Agreement and the other documents to which it is or will be party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated herein and therein.
(c) Enforceability. This Agreement has been duly executed and delivered by it and constitutes, and, as of the Closing, each of the other documents to which it will be a party will be duly executed and delivered by Buyer, and will constitute, assuming the due authorization, execution and delivery of such documents, as applicable, by the other Persons that are party thereto, its valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).

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(d) Non-foreign Status. It is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.
(e) Litigation. There is no dispute, action, suit or other legal or administrative proceeding or governmental investigation pending or, to its Knowledge threatened, (i) against, by or affecting it or the Specific Property(ies) owned by it and that would be binding upon Buyer or any of the Specific Property(ies) owned after Closing, or (ii) which questions the validity or enforceability of this Agreement or the transactions contemplated herein. There are no outstanding orders, decrees or stipulations issued by any governmental authority in any proceeding to which it is or was a party which have not been complied with in full or which continue to impose any obligations on it and would be binding upon Buyer or any of the Specific Property(ies) owned after Closing.
(f) Service Contracts. At Closing, except for the Construction Documents and except for the Assumed Contracts (as defined in the Asset Purchase Contract), there will be no service contracts, maintenance contracts, equipment contracts or operating agreements in existence with respect to any Specific Property and which will burden or affect such Specific Property and be binding upon Buyer after Closing.
(g) Title to Property. Each Seller owns fee simple title to its applicable Specific Property, which at the time of Closing will be free and clear of all restrictions, liens, encumbrances, easements, exceptions, Uniform Commercial Code financing statements and security interests of every kind and character, except for the Permitted Exceptions.
(h) Zoning. It has no Knowledge of any proceedings, or any proposed or threatened proceedings, to change such zoning classification or land use plan or the conditions applicable thereto, and Seller shall not itself apply for or acquiesce in any such change. It has no Knowledge or any violation of any requirement or condition to such zoning classification or land use plan which is applicable to all or any portion of any Specific Property.
(i) No Violation. Except as contemplated by this Agreement or the other documents to be executed by it, its execution and delivery of this Agreement and the other documents by it, performance of its obligations hereunder and the consummation of the transactions contemplated in this Agreement will not (i) contravene any provision of its certificate or articles of formation or any of its other organization instruments, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any governmental authority or of any arbitration award which is either applicable to, binding upon, or enforceable against it, (iii) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other Person, except (a) in the case of the foregoing clauses (ii) and (iii) as would not have a material adverse effect on its ability to consummate the transactions contemplated herein or (b) for filings and approvals under HSR (as defined in the Asset Purchase Agreement).
(j) Leases and Certain Other Agreements. Except for leases that will be terminated as of Closing and except for the DFW Ground Lease, it has no Knowledge of any unrecorded leases, options, or rights of first refusal affecting title to the Specific Property(ies) owned by it. Except for leases that will be terminated as of Closing, the DFW Ground Lease, and

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leases that constitute Permitted Exceptions, there are no other written or oral leases affecting the Specific Property(ies) owned by it. Except as set forth in the Permitted Exceptions, it has no Knowledge of rights of occupancy relating to the Specific Property(ies) owned by it, or that any Person has any right of possession or occupancy in any part of the Specific Property(ies) owned by it.
(k) Mineral Leases. There is no surface drilling conducted on any Specific Property.
(l) Insurance. It has not received any notices from any insurance company of any defects or any inadequacies in the Specific Property(ies) owned by it or any part thereof that have not been remedied and which would adversely affect the insurability of the Specific Property(ies) owned by it or asserting that any of the Specific Property(ies) owned by it is not is in compliance with the requirements of all insurance carriers currently providing insurance coverage for the Specific Property(ies) owned by it.
(m) Compliance. It has no Knowledge of nor has it received any written notice that any of the Specific Property(ies) owned by it is in violation of any laws, ordinances, rules, regulations, requirements and orders of federal, state, or local governments and/or their agencies (including, without limitation, any environmental laws) that has not been cured.
(n) Miscellaneous. Except as set forth in the Permitted Exceptions, it has no Knowledge of any commitments or side agreements existing with any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners’ association, or with other organization, group, party, or individual, relating to the Property which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of as public or private nature on or off the Property.
(o) DFW Lease and Construction Documents. To the Knowledge of Seller, the DFW Lease and each Construction Document (i) is a legal, valid and binding obligation of the applicable Seller and the other parties thereto, (ii) is in full force and effect in accordance with its terms. To the Knowledge of Seller, (1) neither Seller nor any other party to the DFW Lease or any Construction Document is in material breach of or material default under, or has provided or received any written notice alleging any breach of or default under the DFW Lease or any Construction Document, (2) with regard to the assignment thereof to Buyer, except for the consent of the landlord under the DFW Ground Lease neither the assignment of the DFW Ground Lease nor any Construction Document requires any consent or approval from the counterparty thereto, and (iv) no event has occurred (with or without notice, the lapse of time or both) would constitute a breach thereof by Seller or any counterparty thereto. None of the counterparties to the DFW Lease or any Construction Document has notified Seller in writing that it intends to terminate, cancel or not renew any such Contract (as such term is defined in the APA).
For purposes of this Agreement, the phrase “Seller has received no notice”, “Seller has received no written notice” or similar phrase shall mean that neither Kenneth L. Schnitzer or Rick Stone (collectively, the “Seller Knowledge Parties”) has received any written notice of the relevant matter, and the phrase “to Sellers’ Knowledge” or any similar phrase means the current, actual

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knowledge of the Seller Knowledge Parties, after reasonable examination of information maintained by Seller and that is reasonably available to the Seller Knowledge Parties; such terms do include knowledge imputed to any Seller Knowledge Party. Except in the case of claims against Seller with respect to Fraud by a Seller Knowledge Party, Buyer waives any right to sue or to seek any personal judgment or claim against Seller Knowledge Parties and such waiver shall expressly survive Closing and any termination of this Agreement (and shall inure to the benefit of and be enforceable by each of Seller Knowledge Parties and may not be amended or modified without the express written consent of each of the Seller Knowledge Parties, which consent may be granted or withheld in their respective sole and absolute discretion).
Seller shall have the right to update and amend from time to time prior to Closing any or all of the REPA Representations in order to account for events or circumstances occurring after the Effective Date; provided, however, that the foregoing right to update and amend: (i) shall not be deemed to permit a Seller to breach any covenant made by a Seller herein (nor, except as set forth below, affect or waive any of Buyer’s rights set forth in the other provisions of this Agreement in regard to a Seller’s breach under this Agreement); and (ii) shall not affect Buyer’s right to terminate this Agreement pursuant to Section 8.1(b) if, without regard to any update or amendment pursuant to this paragraph, any of REPA Representations are not true and correct in all material respects as of the Closing Date; provided, further, however, that if Closing does occur, then all matters disclosed pursuant to any such Representation Update Notice at or prior to Closing shall be waived and Buyer shall not be entitled to make an indemnification claim with respect thereto pursuant to the terms of this Agreement or otherwise; provided, that any Losses that Buyer suffers or incurs as a result of the inaccuracy or breach of the REPA Representations will count toward the Deductible under, and as defined in, the Asset Purchase Agreement and the determination if such threshold has been met for other indemnification claims. Such updates must be in writing delivered to Buyer (each, a “Representation Update Notice”) and must conspicuously state that the same is being delivered pursuant to this paragraph and describe the change in reasonable detail; otherwise such update shall not be deemed to have been given. Upon the giving of a Representation Update Notice, the affected representation(s) therein described shall be deemed updated and amended by the information therein subject to the limitations and provisions described above. Solely for purposes of the first proviso of this paragraph, a REPA Representation shall be not correct in all material respects if the inaccuracy or breach of the REPA Representations is (A) quantifiable and would result in a Loss to Buyer that equals to or exceed $2,000,000, individually or in the aggregate, (B) would otherwise have a material adverse effect on the use of any Specific Property, or (C) is reasonably likely to involve, or result in, an injunction proceeding involving Buyer.
7.2. Buyer’s Representations. Buyer represents and warrants to Seller that the following are true, accurate and complete in all material respects as of the date hereof and will be true, accurate and complete in all material respects as of the Closing Date:
(a) Status. Buyer is a duly organized, validly existing and in good standing under the laws of the state or commonwealth in which organized. Buyer has all requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Buyer.

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(b) Power and Authority. Buyer (i) has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (ii) has taken all corporate action necessary to authorize its execution and delivery of this Agreement and the Transaction Documents to which it is or will be a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.
(c) Enforceability. This Agreement has been duly executed and delivered by Buyer and constitutes, and, as of the Closing, each of the other Transaction Documents to which Buyer will be a party will be duly executed and delivered by Buyer, and will constitute, assuming the due authorization, execution and delivery of such Transaction Documents, as applicable, by the other Persons that are party thereto, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
(d) No Violation. The execution and delivery of this Agreement and the other documents by Buyer, the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated in this Agreement will not (i) contravene any provision of its certificate or articles of formation or any of its other organization instruments, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any governmental authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Buyer, (iii) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other Person that, if not obtained or filed would have a material adverse effect on or materially delay Buyer’s ability to consummate the transactions contemplated herein, except for filings and approvals under HSR (as defined in the Asset Purchase Agreement).
7.3. AS IS. THE PROVISIONS OF THIS SECTION 7.3 SHALL CONTROL OVER ANY AND ALL CONFLICTING PROVISIONS OF THE AGREEMENT.
BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS EXPERIENCED IN THE OWNERSHIP OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT BUYER, PRIOR TO THE CLOSING DATE, WILL HAVE INSPECTED THE PROPERTY TO ITS SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION. BUYER ACKNOWLEDGES THAT IT IS FULLY RELYING ON BUYER’S (OR BUYER’S REPRESENTATIVES’) INSPECTIONS OF THE PROPERTY AND NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES, OTHER THAN (A) SELLERS’ EXPRESS REPRESENTATIONS AND (B) THE WARRANTIES MADE BY SELLER IN THE DEED AND BILL OF SALE EXECUTED BY SELLER AND DELIVERED TO BUYER AT CLOSING (THE “CLOSING DOCUMENTS WARRANTIES”; SELLERS’ EXPRESS REPRESENTATIONS AND THE CLOSING DOCUMENTS WARRANTIES ARE

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COLLECTIVELY REFERRED TO IN THIS SECTION 7.3 AS THE “SELLER REPRESENTATIONS”). BUYER ACKNOWLEDGES THAT BUYER HAS (OR BUYER’S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND, EXCEPT FOR THE SELLER REPRESENTATIONS, BUYER ACKNOWLEDGES THAT BUYER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY AS A MATERIAL PART OF THE CONSIDERATION FOR THIS CONTRACT AND THE PURCHASE. BUYER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS “AS IS,” “WHERE IS” CONDITION, WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT ONLY (A) THE SELLER REPRESENTATIONS, AND (B) CLOSING DOCUMENTS WARRANTIES. WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO BUYER, EXCEPT FOR THE SELLER REPRESENTATIONS, THE SALE OF THE PROPERTY IS WITHOUT ANY WARRANTY, AND SELLER AND SELLER’S OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AFFILIATES (COLLECTIVELY, “SELLER’S RELATED PARTIES”) HAVE MADE NO, AND EXPRESSLY AND SPECIFICALLY DISCLAIM, AND BUYER ACCEPTS THAT SELLER AND SELLER’S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT AS TO THE SELLER REPRESENTATIONS), OF OR RELATING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION, OF OR RELATING TO: (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION; (II) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, ON THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT; (III) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY; (IV) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, MOLD, FUNGUS, MILDEW (OR OTHER SIMILAR ORGANISMS OR MATERIAL), OR THE COMPLIANCE OF THE PROPERTY WITH ALL REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, INCLUDING BUT NOT LIMITED TO, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE CLEAN WATER ACT, THE TEXAS HEALTH AND SAFETY

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CODE AND THE TEXAS WATER CODE, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICIES PROMULGATED THEREUNDER (“ENVIRONMENTAL LAWS”); (V) THE QUALITY OF THE LABOR AND MATERIALS INCLUDED IN THE PROPERTY; AND (VI) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON, OR UNDER THE PROPERTY. BUYER SPECIFICALLY ACKNOWLEDGES THAT THE PROPERTY MAY BE LOCATED IN AN AREA, OR MAY BE IN A CONDITION, WHERE DAMPNESS, WATER PENETRATION OR WEATHER CONDITIONS PROMOTE OR HAVE RESULTED IN GROWTH OF MOLD, MILDEW, FUNGUS OR OTHER ORGANISMS AFFECTING THE IMPROVEMENTS AND WHICH MAY BE HARMFUL TO HUMAN HEALTH OR AFFECT THE VALUE OF THE PROPERTY. EXCEPT FOR THE SELLER REPRESENTATIONS, BUYER HEREBY EXPRESSLY AGREES TO ACCEPT THE PROPERTY SUBJECT TO ALL RISKS, LIABILITIES, CLAIMS, DAMAGES AND COSTS, INCLUDING ANY LIABILITY WITH RESPECT TO ENVIRONMENTAL LAWS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE CONDITION OF THE PROPERTY. EXCEPT FOR THE SELLER REPRESENTATIONS, BUYER EXPRESSLY WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW (INCLUDING, BUT NOT LIMITED TO, COMMON LAW, WHETHER SOUNDING IN CONTRACT OR TORT, AND ANY AND ALL ENVIRONMENTAL LAWS) THAT BUYER MIGHT OTHERWISE HAVE AGAINST SELLER RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.
To avoid doubt, the foregoing provisions of this Section 7.3 shall not affect or impair any rights or remedies of the APA Buyer under the Asset Purchase Agreement with respect to breaches of the Sellers’ Express Representations.

8.	CONDITIONS TO CLOSING
8.1. Buyer’s Conditions. Buyer’s obligation to close this transaction is subject to the full satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in writing):
(a) Seller’s Compliance. Seller shall have timely fulfilled each of its obligations under this Agreement.
(b) Seller’s Representations. Each of the REPA Representations are true, correct and accurate in all material respects as of the Closing Date (and without regard to any updates pursuant to any Representation Update Notices) as if made on the Closing Date.
(c) Asset Purchase Transaction. All conditions precedent to the APA Buyer’s obligation to close under the Asset Purchase Agreement shall have been satisfied, and the closing of the transaction under the Asset Purchase Agreement shall occur contemporaneously with the Closing under this Agreement.

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(d) DFW Lease. Buyer shall have received, with regard to the DFW Lease, (i) a consent from the landlord thereunder in form and substance reasonably satisfactory to Buyer to the assignment to Buyer, (ii) an estoppel certificate from the landlord thereunder in form and substance reasonably satisfactory to Buyer whereby the landlord certifies to Buyer that a true and correct copy of the DFW Lease is affixed thereto, that there is no event of default thereunder, and (iii) if none then exists with respect to such DFW Lease, a subordination, non-disturbance and attornment agreement from the holder of any Lien affecting the fee simple title described in such DFW Lease, in form and substance acceptable to Buyer.
In the event of a failure at or prior to the Closing of any of the foregoing conditions, subject to any applicable notice and cure period under the Asset Purchase Agreement, Buyer shall have the right to terminate this Agreement upon written notice to Seller; provided, further, that if such failure is the result of a breach by Seller and the Asset Purchase Agreement is not terminated, Buyer shall have the rights and remedies under Section 10.2 of this Agreement in addition to all rights under the Asset Purchase Agreement.
8.2. Seller’s Conditions. Seller’s obligation to close this transaction is subject to the full satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in writing):
(a) Buyer’s Compliance. Buyer shall have timely fulfilled each of its obligations under this Agreement.
(b) Buyer’s Representations. Each of the representations and warranties made by Buyer in this Agreement shall be true, correct and accurate in all material respects as of the Closing Date as if made on the Closing Date.
(c) Asset Purchase Transaction. All conditions precedent to the APA Sellers obligation to close under the Asset Purchase Agreement shall have been satisfied, and the closing of the transaction under the Asset Purchase Agreement shall occur contemporaneously with the Closing under this Agreement.
In the event of a failure at or prior to the Closing of any of the foregoing conditions, subject to any applicable notice and cure period under the Asset Purchase Agreement, Seller shall have the right to terminate this Agreement upon written notice to Buyer; provided, further, if such failure is the result of a breach by Buyer and the Asset Purchase Agreement is not terminated, Seller shall have the rights and remedies under Section 10.1 of this Agreement in addition to all rights under the Asset Purchase Agreement.

9.	CLOSING
9.1. Closing Date. Subject to the parties’ termination rights set forth herein, this transaction shall close (the “Closing”) simultaneously with the Asset Purchase Agreement, which date shall be referred to herein as the “Closing Date”, but in no event later than the Closing Date Deadline (as defined in the Asset Purchase Agreement).

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9.2. Manner and Place of Closing. The Closing hereunder shall be held (either by mail or in person), and delivery of all items to be made at the Closing under the terms of this Agreement shall be made (either by mail or in person), at the offices of the Title Company, or at such other place as the parties may mutually agree to in writing. Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement.
9.3. Prorations; Adjustments.
(a) Real property taxes shall be prorated for the year in which the Closing occurs as of 11:59 p.m. on the day prior to the Closing Date (the “Proration Time”), with Seller to be responsible for all taxes in respect of prior years and the portion of the current calendar year prior to the Proration Time. In connection with the proration of real property taxes for the year in which the Closing occurs, such proration shall be based upon the final assessed valuation for such year, to the extent the same is available, and tax rate figures for such year, to the extent the same is available; provided, that in the event that the actual final assessed value for the year in which the Closing occurs is not available at the Closing Date or the final tax rate for the year of the Closing is not available the Closing Date, the proration shall be made using the latest available assessed valuation and the tax rate, and such item shall be reapportioned and prorated, and the proper party reimbursed, as soon as practicable after the Closing Date. Seller has advised Buyer that Seller has instituted a protest of the assessed value of one or more of the Specific Properties for 2019 (and one more prior years) with regard to ad valorem tax purposes (the “Tax Protest”). Notwithstanding the foregoing or any provision hereof to the contrary, Seller shall have the right to direct the Tax Protest until conclusion including the right to institute litigation in regard thereto, settle and compromise any and all claims thereunder, and the right to appeal and judgment therefrom; provided, that no settlement thereof may, without Buyer’s express, prior written approval (which approval may be granted or withheld in Buyer’s sole and absolute discretion), include any agreement that establishes the assessed or appraised value of the Property for any calendar year other than calendar year 2019 and prior calendar years.
(b) All utility billings with respect to the Property shall be prorated as of the Proration Time.
(c) Seller shall pay all recording fees and other charges incurred or due in connection with the recordation of the Deed, all recording fees and other charges related to the release of any existing deed of trust liens, any other Mandatory Cure Matters and other matters cured (if any) under Section 6.2, the base premium and all search fees payable for the Owner’s Policy of title insurance, and all costs incurred by Seller to obtain the Survey. Buyer shall pay for any modifications and endorsements to the Owner’s Policy of title insurance, any Incremental Title Costs (defined below), all costs of modifications to the Survey, and all costs of any mortgagee policies of title insurance.
(d) Seller and Buyer shall each pay one-half of the escrow and closing fees charged by the Title Company.

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(e) Rent and other charges under the DFW Ground Lease shall be prorated at Closing.
(f) At the Closing, Seller and Buyer shall each execute a closing settlement statement to reflect the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement. To the extent any of the closing prorations made under this Section 9.3 (including without limitation real property taxes) are done on the basis of estimates, the same shall be subject to post-Closing adjustment and reconciliation when the actual amounts of those adjustment items can be determined. Any such adjustment shall be made within thirty (30) days after either party makes written demand therefor to the other accompanied by a summary of the actual amounts upon which the final adjustment should be made and reasonable supporting documentation which shall evidence those actual amounts. Any out-of-pocket expense incurred by a party in collecting or obtaining reduction of any amount prorated may be offset against or added to the amount recovered or reduction obtained. This paragraph shall survive the Closing for a period of one (1) year.
9.4. Seller’s Closing Documents. On or before the Closing, Seller will deposit with the Title Company the following documents for delivery to Buyer at the Closing, each of which will have been duly executed and, where appropriate, acknowledged:
(a) Evidence of Authority. Seller shall provide Buyer and the Title Company with documents reasonably evidencing Seller’s authority to enter into and consummate the transaction contemplated by this Agreement.
(b) Deed. From each Owner (excluding, in the case of PPJ Land LLC, with regard to the DFW Ground Lease), a Special Warranty Deed (“Deed”), in the same form as Exhibit B hereto, describing each parcel of Land owned by it, and subject to no exceptions, easements, encumbrances, covenants, conditions, restrictions, or liens, except the Permitted Exceptions applicable thereto. The applicable Deed with respect to the Land encumbered by the Reserved Mineral Lease shall contain a reservation of such Reserved Mineral Lease by the grantor thereunder.
(c) Assignment of DFW Ground Lease. From PPJ Land LLC, an instrument, in form that is approved by the lessor under the DFW Ground Lease, assigning to Buyer all of the tenant’s interests in and to the DFW Ground Lease (the “Ground Lease Assignment”).
(d) Bill of Sale. From each Owner, a bill of sale (“Bill of Sale”) in the same form as Exhibit C hereto, and describing each parcel of Land owned by it.
(e) Blanket Conveyance and Assignment. From each Owner, a blanket conveyance and assignment in the same form as Exhibit D hereto, and describing each parcel of Land owned by it.
(f) FIRPTA Affidavit. An affidavit from each Owner in the form of Exhibit E attached hereto.

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(g) Title Company Affidavit. An affidavit from each Owner in the form of Exhibit F attached hereto and describing each parcel of Land owned by it.
(h) Termination of Leases. Reasonable evidence that all leases affecting the Property (other than the DFW Ground Lease) have been terminated, effective as of Closing, except for the Mineral Leases.
(i) Construction Documents Assignment. An assignment of the Construction Documents, and all warranties, bonds, plans, permits and approvals applicable to the Specific Property, pursuant to a form of assignment reasonably mutually agreeable to Buyer and Seller.
(j) Payoff. A payoff, termination and discharge letter, in form and substance reasonably satisfactory to Buyer, from each holder of Seller’s debt where such debt creates a Lien (as such term is defined in the APA) on Property (including, without limitation, the leasehold estate under the DFW Ground Lease) as of immediately prior to Closing, and such other payoff letters, Lien releases, mortgage satisfactions and/or UCC-3 termination statements (or commitments by the lenders to deliver the same), in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably request to evidence the release and discharge (or commitment to release and discharge) of all Liens (other than inchoate liens for taxes not yet due and payable and landlord’s liens (if any) under the DFW Lease), if any, on the Property.
(k) Additional Documents. Such other documents as may be required by the Title Company or reasonably requested by Buyer, or as may otherwise be reasonably necessary or appropriate to transfer and convey fee title of the Property to Buyer, to remove specified Permitted Exceptions relating to matters no longer affecting the Subject Property as agreed upon the Title Company, or to otherwise consummate the transactions contemplated by and in accordance with the terms of this Agreement.
9.5. Buyer’s Closing Documents. On or before the Closing, Buyer will deposit with the Title Company the following documents for delivery to Seller at the Closing, each of which will have been duly executed and, where appropriate, acknowledged:
(a) Buyer’s Resolution. A certified copy of resolution of the board of directors of Buyer, which resolution will be in full force and effect, approving this transaction and designating the person or persons authorized to sign documents on behalf of Buyer.
(b) Ground Lease Assignment. Join with PPJ Land LLC in executing and delivering the Ground Lease Assignment, and therein assuming all of the obligations of PPJ Land LLC to the extent required by the landlord under the DFW Ground Lease. Further, in connection therewith, Buyer shall provide the landlord under the DFW Ground Lease evidence of net worth that satisfies the provisions of Section 15.3(c) of the DFW Ground Lease.
(c) Additional Documents. Such other documents as may be reasonably necessary to consummate the transactions contemplated by and in accordance with the terms of this Agreement.

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9.6. Delivery of Certain Other Items. At the Closing, Seller will deliver to Buyer at the Property or otherwise make available all keys, books and records of Seller relating to the maintenance and operation of the Property.
9.7. Title Policy. At Closing, Seller shall deliver to Buyer a proforma commitment by the Title Company to issue to Buyer an Owner Policy of Title Insurance (the “Title Policy”) in the full amount of the Purchase Price, dated as of the Closing Date, insuring Buyer’s fee simple title to each parcel of the Land to be good and indefeasible subject only to the Permitted Exceptions applicable to each such parcel together with a pro forma owner policy of title insurance with all endorsements attached and requested modifications shown. Each Title Policy may also contain the following exception but only if such Title Policy is endorsed with a T19.2 title endorsement: “All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records, whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.” To the extent the Title Company is willing to issue the same, the Title Policy, at Buyer’s cost, shall contain all standard and applicable endorsements, including all applicable contiguity and T-19 (T-19.1 or T-19.2 at Buyer’s option) endorsements, and shall insure all appurtenant easements. The Title Policy shall also be subject to the standard printed exceptions contained in the base, standard Texas form of the Title Policy and shall be issued in the Texas standard form (Form T-1); provided, however: (a) the standard exception as to restrictive covenants shall either be deleted or except only for any restrictive covenants that are Permitted Exceptions; (b) the blank in the standard tax exception shall be completed with the year in which the Closing occurs; (c) subject to the willingness of the Title Company to do so and subject to Buyer’s payment of the premium therefor, the standard exception in Schedule B, item 2 shall be revised to read “shortages in area” only; (d) there shall be no exception for parties in possession; (e) there shall be no exception for visible or apparent easements or other matters that would be shown on a survey (although specific matters shown on the Survey of a Specific Property may be shown as an exception); and (f) the Title Policy will provide that Section 14 of the Conditions and Stipulations relating to arbitration has been deleted. If Buyer exercises the Separation Option (hereinafter defined), Buyer may request the Title Company to issue to each Break-Out Owner (hereinafter defined) a separate owner policy of title insurance, each such policy (each herein called a “Separate Policy”) to be subject to the Permitted Exceptions applicable to the Specific Property(ies) to be conveyed to such Break-Out Owner (and subject to the standard printed exceptions to the same extent as set forth above only) and in the amount set forth on Schedule 1. Furthermore, in all events Buyer shall be responsible for the Incremental Title Costs (hereinafter defined below) arising out of the exercise of the Separation Option. As used herein, the term “Incremental Title Costs” means the difference between the premium for a single owner policy of title insurance, in Texas standard form (and without any endorsements) in the amount of the Purchase Price and the aggregate premiums for the Separate Policies.
9.8. Break Out Option. Buyer may, by written notice given to Seller no later than fifteen (15) Business Days prior to the date scheduled for Closing, elect to cause one or more of the Specific Properties to be conveyed to a separate entity controlled by, under common control with or controlling Buyer (each herein called a “Break-Out Owner”), such election and option of the Buyer being herein called the “Separation Option”. In the event Buyer elects the Separation Option, this Agreement shall, at Closing, be deemed automatically partially assigned to each

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Break-Out Owner with regard to a Specific Property provided that Buyer shall not be released from any of its obligations hereunder, and Buyer, together with each Break-Out Owner, as to a Specific Property shall collectively have all rights of Buyer with regard to a Specific Property. In connection with the exercise of the Separation Option, Buyer’s notice shall set forth the following information: (i) the name of each Break-Out Owner, (ii) reasonable evidence that the Break-Out Owner is controlled by, under common control with, or controlling Buyer, and (iii) the identification of the Specific Properties to be conveyed to each Break-Out Owner and the name of the Break-Out Owner to receive title to the Specific Properties. Further, if Buyer exercises the Separation Option, (i) Seller shall, with respect to the documents required to be executed and delivered by Seller pursuant to Section 9.4 hereof, execute and deliver a separate copy of each of such documents to each Break-Out Owner, each relating to the Specific Property(ies) to be conveyed to such Break-Out Owner, and (i) Buyer shall cause each Break-Out Owner to execute and deliver the documents described in Section 9.5 with respect to the Specific Property(ies) being conveyed to such Break-Out Owner. In no event shall Seller be obligated to incur, in connection with Buyer’s exercise of the Separation Option, any expense of a type that Seller would not be responsible for under this Agreement absent the exercise of the Separation Option or that is greater in any material respect to the expenses Seller would incur absent the exercise of the Separation Option.
9.9. Possession. Seller shall deliver possession of the Property to Buyer on the Closing Date, subject to the rights of parties claiming under the Permitted Exceptions.

10.	DEFAULTS AND FAILURE TO CLOSE
10.1. Seller’s Remedies. Seller may terminate this Agreement by giving written notice to Buyer if Buyer has breached this Agreement, Seller has notified Buyer of the breach in writing, and the breach has continued without cure for a period of ten (10) days after notice of the breach; provided, if the breach is a failure by Buyer to close the purchase on the date scheduled for Closing and the failure to close is not due to Seller’s breach of this Agreement, no such notice shall be required and Buyer shall not be afforded such 10-day opportunity to cure such breach. In addition to all rights and remedies under the terms and conditions of the Asset Purchase Agreement as contemplated by Section 4.2, Seller’s right to terminate is its sole and exclusive remedy under this Agreement with respect to a breach of this Agreement by Buyer that results in failure of the transaction contemplated by this Agreement to close (provided, that, Seller shall in all events have the right to enforce the indemnification obligations of Buyer set forth in Section 5.2 hereof). Any such termination will be effective immediately upon Seller giving written notice of termination to Buyer and the Title Company. Nothing in this paragraph shall limit or affect the rights of the APA Sellers under the Asset Purchase Agreement.
10.2. Buyer’s Remedies. Buyer may terminate this Agreement by giving written notice to Seller if Seller has breached this Agreement, Buyer has notified Seller of the breach in writing, and the breach has continued without cure for a period of ten (10) days after notice of the breach; provided, if the breach is a failure by Seller to close the purchase on the date scheduled for Closing and the failure to close is not due to Buyer’s breach of this Agreement, no such notice shall be required and Seller shall not be afforded such 10-day opportunity to cure such breach. In addition to all rights and remedies under the terms and conditions of the Asset Purchase Agreement as

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contemplated by Section 4.2, Buyer’s sole and exclusive remedy under this Agreement with respect to a breach of this Agreement by Seller that results in failure of the transaction contemplated by this Agreement to close is either to terminate this Agreement by giving written notice to Seller or seek to enforce specific performance of Seller’s obligations under this Agreement; provided, that, in no event may Buyer seek or obtain an order for specific performance if the Asset Purchase Agreement has been terminated and, further, in no event shall Seller have any obligation to convey the Property to Buyer unless concurrent therewith the purchase and sale under the Asset Purchase Agreement is being consummated. Any such termination will be effective immediately upon Buyer giving written notice of termination to Seller and the Title Company. Nothing in this paragraph shall limit or affect the rights of the APA Buyer under the Asset Purchase Agreement.

11.	CONDUCT OF BUSINESS
11.1. Contracts. Seller shall not, after the Effective Date, enter into any contract which will not be paid and performed in full prior to the Closing Date, that will be binding upon Buyer or the Property after Closing, and that cannot be canceled upon thirty (30) days’ (or less) notice at no cost to Buyer unless Seller first obtains the written approval of Buyer, which approval shall not be unreasonably withheld. Without limiting the generality of the foregoing, after the Effective Date Seller shall not enter into any additional Construction Documents without the prior written consent and approval of Buyer.
11.2. Permits. Seller shall until the Closing Date use commercially reasonable efforts to preserve intact and unimpaired any licenses or permits required for the lawful and proper operation and occupancy of the Property, timely file all reports, statements, renewal applications and other filings required in connection therewith and timely pay all fees and charges in connection therewith that are required to keep such licenses and permits in full force and effect and where the failure to do so is reasonably likely to have a material adverse effect on the Property; not knowingly violate or knowingly allow the violation of any law, ordinance, rule or regulation affecting the Property; and not apply for or join in any change in zoning, platting, right of way grant or similar public land use matters related to the Property, or any laws relating to the Property.
11.3. Operation of Property and Certain Other Covenants. During the period between the date hereof and the Closing, Seller shall:
(a) Use its commercially reasonable efforts to comply with all state and municipal laws, ordinances, regulations and orders relating to the Property;
(b) Use its commercially reasonable efforts to comply with all the terms, conditions and provisions of the liens, mortgages, agreements, insurance policies and other contractual arrangements relating to the Property, make all payments due thereunder and suffer no default therein;
(c) Operate, manage maintain the Property in the same manner as it has in the past and shall not change its policies or procedures with regard to maintenance of the Property.

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(d) Reasonably cooperate with Buyer in Buyer’s efforts to obtain estoppel certificates from property owner associations and other applicable parties with respect to restrictive covenants affecting any of the Property.
(e) Upon Buyer’s request, reasonably cooperate with Buyer and Buyer’s efforts to remove as an exception from the applicable Title Commitment (1) the Easement granted by PPM Specialists, Ltd., to Austin Coca-Cola Bottling Company, Inc., filed 04/18/1994, recorded in Volume 94074, Page 4695, Real Property Records, Dallas County, Texas, and (2) terms, provisions, and conditions of Unity Agreement, by and between Austin Coca-Cola Bottling Company and PPM Specialists, Ltd., filed 04/18/1994, recorded in Volume 94074, Page 4703, Real Property Records, Dallas County, Texas.
11.4. Notification to Buyer. Until the Closing Date or the earlier termination of this Agreement, Seller shall notify Buyer, in writing, within five (5) Business Days after receiving notice, or otherwise obtaining actual Knowledge, which notice shall constitute a Representation Update Notice subject to the terms and conditions of Section 7.1 hereof, of:
(a) Any fact or event which would make any of the representations or warranties of Seller contained in this Agreement untrue, incorrect, inaccurate or misleading in any material respect or which would cause Seller to be in violation of any of its covenants or other undertakings or obligations hereunder.
(b) Any violation of any law, ordinance, rules, requirements, regulations, order or law with respect to the Property or any portion thereof.
(c) Any proposed change in any zoning, government dedication or law affecting the use or development of the Property or any part thereof.
(d) Any pending or threatened (and unresolved) litigation which affects or relates to the Property or any part thereof and would subject Buyer to liability or which would affect the transaction contemplated hereby.
(e) Any damage or destruction (excluding normal wear and tear) to the Property or any part thereof.
(f) Any pending or threatened (and unresolved) condemnation or eminent domain proceeding affecting the Property or any part thereof.
(g) Any written notice or other communication, from the United States Environmental Protection Agency or any other federal, state or local governmental authority having jurisdiction over the Property, with respect to (i) any alleged violation concerning the Property of any environmental laws; or (ii) the handling, release, use, discharge, storage or disposal of any hazardous materials at, on or from the Property.
(h) Any notice of reassessment or other notice received from a taxing authority.

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12.	CONDEMNATION AND DESTRUCTION
12.1. Eminent Domain or Taking.
(a) The provisions of this Section 12.1 shall control over any and all conflicting provisions of Section 5.007 of the Texas Property Code.
(b) If, prior to the Closing, any portion of the Property is taken by any governmental authority under power of eminent domain or otherwise, or a conveyance is made under threat thereof (“Taking”), or if the Property becomes subject to a pending, threatened or contemplated Taking which has not been consummated (a “Pending Taking”), Seller shall promptly notify Buyer of such fact.
(c) If any such Taking or Pending Taking has a material adverse affect as to any Specific Property, then the following shall apply: (i) Buyer shall elect, by written notice to Seller no later than ten (10) days following the date upon which Seller has provided Buyer written notice of the Taking or Pending Taking (such 10-day period being herein called the “Buyer’s Condemnation Election Period”), as Buyer’s sole and exclusive remedies, either to (A) terminate this Agreement, or (B) proceed with Closing, in which case the provisions of Section 12.1(d) below shall apply. For purposes of this Section 12.1, “material adverse effect” means that (A) ingress and egress to and from the affected Property is materially and adversely affected such that continued use of the affected Property for the business as conducted thereon as of the Effective Date is materially impaired, (B) more than ten percent (10%) of the land area of the Specific Property affected thereby is taken, or (C) regardless of the percentage of the land area of the Specific Property affected thereby, the continued use or operation of any Specific Property for the business conducted thereon is materially impaired or (taking into account “grandfathering” applicable to the effects of condemnation) fails to materially comply with applicable laws, rules and regulations or Manufacturer (as defined in the Asset Purchase Agreement) requirements. Failure by Buyer to elect to terminate this Agreement during the Buyer’s Condemnation Election Period shall be deemed an election to proceed with Closing. If Buyer terminates this Agreement pursuant to this paragraph, the termination hereof shall, for purposes of the Asset Purchase Agreement, be deemed to constitute a termination of the Asset Purchase Agreement by mutual agreement of the APA Sellers and APA Buyer pursuant to Section 8.1(d) of the Asset Purchase Agreement.
(d) If such Taking or Pending Taking does not have a material adverse affect as to the Specific Property affected thereby, Buyer agrees to accept each portion of the Property that is subject to a Pending Taking (except that as to any Taking where title to any of the Land has been conveyed to the condemnor, such affected land shall no longer be considered part of the “Land” for purposes of this Agreement). In such event, upon the Closing, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all awards or rights to awards attributable to any such Taking which accrue to or have been paid to Seller, and the parties shall proceed to the Closing pursuant to terms hereof, and there shall be no reduction in the Purchase Price. Seller shall take no action with respect to the settlement of any Taking or Pending Taking without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.

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12.2. Fire or Casualty.
(a) The provisions of this Section 12.2 shall control over any and all conflicting provisions of Section 5.007 of the Texas Property Code. Prior to the Closing, the entire risk of loss or damage to the Property by fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section 12.2.
(b) If, prior to the Closing, any part of the Property is damaged or destroyed by fire or other casualty, Seller shall promptly notify Buyer of such fact.
(c) If the damage to the improvements located on the Specific Property caused by such fire or other casualty constitutes a Major Casualty (defined below) as to such Specific Property, Buyer shall elect, by written notice to Seller no later than ten (10) days following the date upon which Seller has provided Buyer written notice of the occurrence of such fire or other casualty (such 10-day period being herein called the “Buyer’s Casualty Election Period”), as Buyer’s sole and exclusive remedies, either to (A) terminate this Agreement, or (B) proceed with Closing, in which case the provisions of Section 12.2(d) below shall apply. As used herein, the term “Major Casualty” means any damage or destruction to any Specific Property that is reasonably expected to (A) cost in excess of $2,000,000.00 to repair, or (B) require more than one hundred eighty (180) days, measured from the date of the casualty, to repair and restore fully, in each such case as reasonably estimated by a reputable general contractor selected by Buyer and approved by Seller. Failure by Buyer to elect to terminate this Agreement during the Buyer’s Casualty Election Period shall be deemed an election to proceed with Closing. If Buyer terminates this Agreement pursuant to this paragraph, the termination hereof shall, for purposes of the Asset Purchase Agreement, be deemed to constitute a termination of the Asset Purchase Agreement by mutual agreement of the APA Sellers and APA Buyer pursuant to Section 8.1(d) of the Asset Purchase Agreement.
(d) If any such fire or other casualty does not constitute a Major Casualty, Buyer agrees to accept any Property damaged by reason thereof without the repair or restoration thereof and without any reduction in the Purchase Price. However, Seller shall, at Closing, assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds paid or payable to Seller with respect to such damage or destruction (save any portions thereof which may have been expended by Seller in repair of the Property), and Seller shall pay over to Buyer an amount equal to the deductible amount (less an amount equal to the amount of Seller’s own funds applied to repair and restoration) and any required co-insurance payment with respect to the insurance and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. Buyer shall have the right to participate in any adjustment of the insurance claim, and Seller shall not adjust or settle any such claim without Buyer’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.
13. INDEMNITY; SURVIVAL AND CERTAIN LIMITATIONS
13.1 Indemnification by Seller in Favor of Buyer. Subject to the limitation of recourse and recovery set below in this paragraph and the effect of the provisions of Section 4.2 hereof, Seller (for clarity, each Owner jointly and severally) shall indemnify, defend and hold Buyer harmless from and against any and all Losses, whether or not involving a claim or other assertion

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of liabilities by third parties, resulting from: (i) any breach of any Sellers’ Express Representation made by Seller, and (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including without limitation, reasonable legal fees and expenses incident to any of the foregoing or incurred in investigating or attempting to oppose the imposition thereof. The indemnification obligations of Seller set forth in this paragraph shall expressly survive Closing and shall be subject to the terms and conditions of Section 4.2 hereof.
13.2 Indemnification by Buyer in Favor of Seller. Buyer shall indemnify and hold Seller harmless from and against any and all Losses, whether or not involving a whether or not involving a claim or other assertion of liabilities by third parties, resulting from: (i) any breach of a representation or warranty contained in this Agreement and (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including without limitation, reasonable legal fees and expenses resulting from any of the foregoing or incurred in investigating or attempting to oppose the imposition thereof. The indemnification obligations of Buyer set forth in this paragraph shall expressly survive Closing and, excluding the indemnification obligations of Buyer under Section 5.2 hereof, shall be subject to the terms and conditions of Section 4.2 hereof.
13.3 Indemnification Procedures for Third Party Claims. With respect to any claim or other assertion of liabilities by third parties as to which Seller or Buyer has an indemnification obligation under this Agreement, Seller and Buyer agree to implement and observe the procedures set forth in Section 12.3 of the Asset Purchase Agreement, which provisions are hereby incorporated herein.
13.4 Survival. All of the representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of eighteen (18) months from and after the Closing Date, after which they will merge with the Deed; provided, however, that the Limitations Representation shall survive for a period of thirty (30) days after the expiration of the applicable statute of limitations (giving effect to any tolling, waiver, mitigation or extension thereof). No party shall have any liability for indemnification claims made under this Section 13 unless a written notice of claim (describing in reasonable detail the claim, including an estimate of Losses attributable to such claim) is provided prior to the expiration of any applicable survival period. If an indemnified party delivers written notice to a relevant indemnifying party for a claim for indemnification or recovery within the applicable survival period, such claim shall survive until satisfied, otherwise finally resolved or judicially resolved.
13.5 Fraud. For the avoidance of doubt, nothing in this Agreement shall restrict any party from asserting a claim for Fraud.

14.	GENERAL PROVISIONS
14.1. Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after Closing) for the purpose of carrying out or evidencing any of the transactions contemplated pursuant to this Agreement.

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14.2. Waiver. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any prior or subsequent breach of such term or condition other than the breach specifically intended to be waived, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Prior to this Agreement being terminated as a result of the failure of a contingency or condition to be met, the party in whose favor such failed condition or contingency exists shall have the sole and exclusive right, by written notice to the other, to waive any such condition or contingency, and if waived, said condition or contingency shall be deemed satisfied.
14.3. Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be in writing (in certain instances in this Agreement the word “notice” is used and in others the words “written notice” or words to like effect are used; no inference is to be drawn therefrom as all notices under this Agreement must be in writing) and shall be deemed duly given and received (i) when delivered in person (with receipt therefore), (ii) on the next business day after deposit with a recognized overnight delivery service, (iii) on the second day after being sent by certified or registered mail, return receipt requested, postage paid, or (iv) except in the case of any notice alleging a default, when sent via email (provided that if sent after 5:00 p.m. Central time or any day that is not a business day, such notice shall not be considered delivered until the next following business day) and followed by one of the foregoing methods, to the following addresses:

If to Seller:	Park Place Dealerships, LLC
2021 McKinney, Suite 420
Dallas, Texas 75201
Attention: Kenneth L. Schnitzer and Rick Stone

with a copy to:	Locke Lord LLP
600 Travis Street, Suite 2800
Houston, Texas 77002
Attention: Stephen C. Jacobs and Elizabeth Genter

If to Buyer:	c/o Asbury Automotive Group, Inc. 2905 Premiere Parkway, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and General Counsel

with a copy to:	Hill Ward Henderson 101 E. Kennedy Blvd., Suite 3700
Tampa, Florida 33602
Attention: R. James Robbins, Jr.

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or to such other address, and to the attention of such other person or officer, as either party may designate, at the addresses that the party may designate by like written notice.

and with a copy to:	Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309
Attention: Joel May
14.4. Time is of the Essence. Time is of the essence with respect to all matters in this Agreement. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 6:00 o’clock Central Time on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a day that is not a Business Day, the time for performance or taking such action will be extended to the next succeeding day which is a Business Day.
14.5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided (a) Seller shall not be permitted to assign any of its rights or obligations under this Agreement and (b) except with respect to an assignment to a Break-Out Owner, Buyer may not assign its rights hereunder. No assignment hereof by Buyer to a Break-Out Owner shall release or relieve the assignor from any obligations under this Agreement, whether arising prior to or after the date of such assignment.
14.6. No Third Party Beneficiaries. Nothing in this Agreement or the Exhibits attached hereto, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third Person to any party to this Agreement.
14.7. Governing Law; Venue; Waiver of Right to Trial by Jury. This Agreement will be governed by, construed and enforced in accordance with the laws of the state of Texas, without regard to conflicts of laws principles. The courts located in Dallas County, Texas shall be the exclusive place of venue with respect to any legal proceedings between the parties arising out of or related to this Agreement. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY WITH REGARD TO ANY DISPUTE ARISING UNDER OR FROM THIS CONTRACT. EACH PARTY REPRESENTS TO THE OTHER THAT SUCH WAIVER IS MADE KNOWINGLY, VOLUNTARILY AND AFTER CONSULTATION WITH COUNSEL OF ITS CHOOSING. The provisions of this Section 14.7 shall expressly survive the termination of this Agreement and Closing.
14.8. Attorney’s Fees for Prevailing Party. If this Agreement or any term or provision hereof becomes the subject of litigation, the prevailing party in such litigation will be entitled to recover from the non-prevailing party court costs and reasonable attorney’s fees. For purposes hereof, the “prevailing party” shall be determined by the court and means the “net winner” of a dispute, taking into account the claims pursued, the claims on which the pursuing party was successful, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued (successfully or unsuccessfully) by the other party. The provisions of this Section 14.8 shall expressly survive the termination of this Agreement and Closing.

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14.9. Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts, and by facsimile signature, each of which will be an original, but all of which will constitute one and the same instrument.
14.10. Severability. Any provision of this Agreement which is prohibited or unenforceable, in whole or in part, in any jurisdiction shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
14.11. Headings. The section headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
14.12. Tax Free Exchange. Buyer and Seller shall reasonably cooperate with each other to allow either party to involve the Property as part of a tax free exchange. In no event, however, shall Buyer or Seller be obligated to incur any cost or liability in connection with such exchange on behalf of the other party, and Closing shall not be delayed or extended in order to accommodate any such exchange.
14.13. No Brokers. Buyer represents and warrants that Buyer has not dealt with any sales agents, finders or other brokers in connection with this transaction. Seller represents and warrants that Seller has not dealt with any sales agents, finders, or other brokers in connection with this transaction other than Presidio Merchant Partners LLC (the “Broker”), which Broker shall be paid by Seller (such representation of Seller shall constitute a Limitations Representation). If any other person asserts a claim to a finder’s fee, brokerage commission or other compensation on account of alleged employment as a finder or broker, or the performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming will indemnify, defend and hold the other party and the other party’s affiliates harmless for, from, and against any claims related thereto. This indemnity will survive the Closing and any termination of this Agreement.
14.14. Construction. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
14.15. Non-Recourse. This Agreement may only be enforced against, and any claim or proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any party or any of

Real Estate Purchase Agreement – Page 29

their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 14.15 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.
14.16. Actual Damages Only. Notwithstanding any contrary provisions of this Agreement, neither Seller or Buyer shall be liable to the other for Non-Reimbursable Damages (as defined in the Asset Purchase Agreement). The provisions of this Section 14.16 shall expressly survive the termination of this Agreement and Closing.
14.17. Special Provisions Regarding 13910 FM 620 North. The Specific Property located at 13910 FM 620 North is, for purposes of this paragraph, herein called the “North Austin Location”. The Survey provided by Seller to Buyer applicable to the North Austin Location does not reflect the location of the following easements that are reflected in the Title Commitment applicable to the North Austin Location: (a) water line easement granted to the city of Austin, Texas by instrument recorded November 2, 2018 under Document No. 2018097878 of the Real Property Records of Williamson County, Texas (“Water Line Easement”), (b) electric utility easement granted to city of Austin, Texas by instrument dated June 18, 2019, recorded under Document No. 2019058127 (also herein called the “Electric Easement”), and (c) Sidewalk, Trail, and Recreational Easement with Required Maintenance dated November 2, 2018, recorded under Document No. 2018097920 (“Sidewalk Easement”). Seller agrees to provide Buyer an update of the Survey of the North Austin Location prior to Closing that shows the location of each of the easements created under each of the Water Line Easement and Sidewalk Easement, as well as the location of all buildings located on the North Austin Location.
(i) So long as no portion of any building protrudes or encroaches into either the Water Line Easement or Sidewalk Easement in a manner or extent that is not permitted under the terms of the applicable easement (an “Impermissible Encroachment”), each of the Water Line Easement and Sidewalk Easement shall be deemed approved for all purposes. If there is an Impermissible Encroachment and the same is not cured prior to Closing (such cure may be affected by obtaining a consent to or approval of such encroachment from the city of Austin), then the Closing shall nonetheless continue and, at Closing Buyer shall, as its sole remedies, elect as its sole option to either (1) accept such encroachments (in which case the same shall constitute Permitted Exceptions) and consummate the purchase without reduction in the Purchase Price or (2) in lieu of purchasing the North Austin Location, reduce the Purchase Price by the amount allocated to the North Austin Location and lease the same from the Owner thereof under the same terms and conditions applicable to the Post Closing Lease referenced in the Asset Purchase Agreement as the “Plano Lease”, but with the initial annual base rental of $2,499,000.00); provided, that, the same shall also include an obligation of Buyer to purchase, and the landlord to sell, the North Austin Location (at the applicable price allocated thereto as set forth herein) in accordance with the terms and conditions set forth herein, at such time as such Impermissible Encroachment is cured by obtaining consent or approval from the City of Austin as described above, or in another manner that is reasonably satisfactory to Buyer.

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(ii) The parties acknowledge that the Electric Easement is a blanket easement such that, until such time as the easement therein is specified in accordance with its terms, the precise location of the boundaries of such easement cannot be determined. If such specification has not been completed prior to Closing, then so long as Seller provides Buyer reasonable evidence that the location of the Facilities (as defined in the Electric Easement) is such that, following specification of the easements in accordance with the Electric Easement, no buildings or other structures encroach the easements (as specified), then the Electric Easement shall be deemed approved for all purposes. If such evidence is not provided or if specification has occurred and a building or other structure encroaches into the easement, Buyer shall, as its sole remedies, elect as its sole option to either (1) consummate the purchase without reduction in the Purchase Price or (2) in lieu of purchasing the North Austin Location, reduce the Purchase Price by the amount allocated to the North Austin Location and lease the same from the Owner thereof under the same terms and conditions applicable to the Post Closing Lease referenced in the Asset Purchase Agreement as the “Plano Lease”, but with the initial annual base rental of $2,499,000.00); provided, that, the same shall also include an obligation of Buyer to purchase, and the landlord to sell, the North Austin Location (at the applicable price allocated thereto as set forth herein) in accordance with the terms and conditions set forth herein at such time as such easements are specified and such specification reflects that no buildings or other structures encroach the easements (as specified) or, as applicable if the specification has occurred prior to Closing and reflects an encroachment, each encroachment has been cured in a manner reasonably satisfactory to Buyer.
14.18. Special Provision Regarding RR 620 (1 acre Lot). The Specific Property located at RR 620 (1 acre lot) is, for purposes of this paragraph, herein called the “North Austin Lot”. The Survey provided by Seller to Buyer applicable to the North Austin Lot does not reflect that Tom Kemp Road is publicly dedicated and maintained by the City of Austin. Seller agrees to provide Buyer an update of the Survey of the North Austin Lot prior to Closing that confirms that Tom Kemp Road is publicly dedicated and maintained by the City of Austin. In the event Seller is unable to provide a survey of the North Austin Lot prior to Closing that confirms that Tom Kemp Road is publicly dedicated and maintained by the City of Austin prior to Closing, Buyer shall, as its sole remedies, elect at its sole option to either (i) consummate the purchase without reduction in the Purchase Price, or (ii) remove the North Austin Lot from the transaction contemplated by this Agreement and reduce the Purchase Price by the amount allocated to the North Austin Lot.
14.19. Post Closing Covenant Regarding 3300 Atwell. Seller agrees to cooperate with Buyer on a post-closing basis to resolve any title or ownership issues relating to 3300 Atwell Street, Dallas, Texas, (“3300 Atwell”) and to convey all of Seller’s rights and interests therein by execution of a quit claim deed or assignment of any and all intangible rights or interests that Seller may have in and to 3300 Atwell, and the joinder in or cooperation with a quiet title action at Buyer’s expense. The terms and conditions of this Section 14.19 shall survive Closing.

Real Estate Purchase Agreement – Page 31

14.20. Entire Agreement. This Agreement, which includes the following Schedules and Exhibits:*

Schedule 1	Purchase Price Allocation
Exhibit A-1 to A-21	Legal Description
Exhibit B	Special Warranty Deed
Exhibit C	Bill of Sale
Exhibit D	Blanket Conveyance and Assignment
Exhibit E	Non-Foreign Certificate
Exhibit F	Affidavit of Debts and Liens
Exhibit G	Capital Improvement Projects
[*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and Asbury Automotive Group, Inc. hereby agrees to provide an unredacted copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.]
constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement (but without affect on references herein to the Asset Purchase Agreement). All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement will be binding unless in writing and executed by Buyer and Seller.
[SIGNATURES ON FOLLOWING PAGE]

Real Estate Purchase Agreement – Page 32

Signature Page to Real Estate Purchase Agreement
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the day and year first above written.

SELLER:

KINGS ROAD REALTY LTD., a Texas limited partnership
By:	PP Land GP, LLC, a Texas limited liability company, general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

PP LAND HOLDINGS LP, a Texas limited partnership
By:	PP Land GP, LLC, a Texas limited liability company, general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

PPJ LAND LLC, a Texas limited liability company
By:	PP Land GP, LLC, a Texas limited liability company, general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

JLRA REALTY LP, a Texas limited partnership
By:	PP Land GP, LLC, a Texas limited liability company, general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

PPA REALTY LTD., a Texas limited partnership
By:	PP Land GP, LLC, a Texas limited liability company, general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

PP REAL ESTATE, LTD., a Texas limited partnership
By:	Park Place Dealerships, LLC a Texas limited liability company, sole general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

Real Estate Purchase Agreement – Page 33

Signature Page to Real Estate Purchase Contract

PPM REALTY LTD., a Texas limited partnership
By:	Park Place Dealerships, LLC a Texas limited liability company, general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

NWH LAND LP, a Texas limited partnership
By:	PP Land GP, LLC, a Texas limited liability company, sole general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

Real Estate Purchase Agreement – Page 34

Signature Page to Real Estate Purchase Contract

PPMBA REALTY LP, a Texas limited partnership
By:	PP Land GP, LLC, a Texas limited liability company, general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

350 PHELPS REALTY LP, a Texas limited partnership
By:	PP Land GP, LLC, a Texas limited liability company, general partner

	By:	/s/ Kenneth L. Schnitzer
Kenneth L. Schnitzer, Manager

Real Estate Purchase Agreement – Page 35

Signature Page to Real Estate Purchase Contract

BUYER:

ASBURY AUTOMOTIVE GROUP LLC, a Delaware limited liability company

By:	/s/ David Hult
Name:	David Hult
Title:	President & Chief Executive Officer

Real Estate Purchase Agreement – Page 36

SCHEDULE 1 TO REAL ESTATE PURCHASE AGREEMENT

Property Address	Owner	Purchase Price Allocation
6219 Peeler Street	Kings Road Realty Ltd.	$8,000,000.00
3515 Inwood Road	Kings Road Realty Ltd.	$7,500,000.00
RR 620 (1 acre lot)	PP Land Holdings LP	$458,430.00
4422 Plano Parkway (Lot 2R)	PPJ Land LLC	$8,700,000.00
4428 Plano Parkway	PPJ Land LLC	$3,000,000.00
13910 FM 620 North Road	JLRA Realty LP	$35,700,000.00
5300 Lemmon Avenue	PPA Realty Ltd.	$9,900,000.00
6262 Cedar Springs	PPA Realty Ltd.	$5,200,000.00
6214 Cedar Springs	PPA Realty Ltd.	$9,900,000.00
5601 Bryant Irvin Road	PP Real Estate, Ltd.	$20,000,000.00
5760 Bryant Irvin Road	PP Real Estate, Ltd.	$12,500,000.00
5751 Bryant Irvin Road	PP Real Estate, Ltd.	$4,500,000.00
6120 Peeler Street	PPM Realty Ltd.	$10,900,000.00
3316 Atwell Street	PPM Realty Ltd.	$4,500,000.00
3333 Atwell Street	PPM Realty Ltd.	$2,400,000.00
2425 Northwest Highway	NWH Land LP	7,800,00.00
4201 Beltway Place	PPMBA Realty LP	$32,000,000.00
350 Phelps Drive	350 Phelps Realty LP	$7,800,000.00
1300 East State Highway 114	PPJ Land LLC (Leasehold Estate)	$25,200,000.00

EXHIBIT A-1
LEGAL DESCRIPTION
BEING Lot 3, in Block 1/5717, of PARK PLACE BODYWERKS, an Addition to the City of Dallas, Dallas County, Texas, according to the Map thereof recorded in cc# 201200278262, of the Real Property Records, Dallas County, Texas.

Permitted Exceptions

1.	Easement granted by The Massey-Harris Company to the City of Dallas, filed 03/24/1947, recorded in Volume 2801, Page 240, Real Property Records, Dallas County, Texas.

2.	Easement granted by Kings Road Realty, Ltd., a Texas limited partnership to the City of Dallas, filed 01/14/2009, recorded in cc# 200900012391, Real Property Records, Dallas County, Texas.

3.	Easement granted by Kings Road Realty, Ltd., a Texas limited partnership to the City of Dallas, filed 01/14/2009, recorded in cc# 200900012392, Real Property Records, Dallas County, Texas.

4.	Terms, provisions, and conditions of Remote Parking Agreement filed 06/23/2015, recorded in cc# 201500163378, Real Property Records, Dallas County, Texas.

5.	The following easements and/or building lines, as shown on plat recorded incc# 201200278262, Real Property Records, Dallas County, Texas:
20’ sanitary sewer easement;
8’ sanitary sewer easement;
20’ detention access easement;
3’ sidewalk easement;
5’ x 15’ water easement;
Detention area easement.

6.	Terms, provisions, and conditions of Easement Encroachment Letter filed 03/16/2017, recorded in cc# 201700075652, Real Property Records, Dallas County, Texas.

EXHIBIT A-2
Property Description
Being Lot 2, in Block 2/5696, of PRESCOTT INTERESTS 3515 INWOOD ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the Map thereof recorded in cc# 20080147914, of the Real Property Records of Dallas County, Texas.

Permitted Exceptions

1.	Restrictive covenants described in instrument filed 04/28/2004, recorded in Volume 2004083, Page 9356, Real Property Records, Dallas County, Texas.

2.	Easement granted by Grady Brown to the City of Dallas, filed 05/18/1948, recorded in Volume 2979, Page 231, Real Property Records, Dallas County, Texas.

3.
Easement granted by Carl C. Weichsel to the City of Dallas, filed 06/10/1941, recorded in Volume 2287, Page 113, Real Property Records, Dallas County, Texas. As affected by Partial Abandonment in City of Dallas Ordinance No. 26911, filed 09/26/2007, recorded in cc# 20070347227, Real Property Records Dallas County, Texas.

4.	Easement granted by Jack E. Pratt to Trustees of TI Employees Pension Trust, filed 01/25/1966, recorded in Volume 743, Page 1828, Real Property Records, Dallas County, Texas.

5.	Easement granted by Cooper Weichsel et al to the City of Dallas, filed 02/08/1949, recorded in Volume 3090, Page 423, Real Property Records, Dallas County, Texas.

6.
Easement granted by Jack E. Pratt to Dallas Power & Light Company, a Texas corporation and Southwestern Bell Telephone Company, a Missouri corporation, filed 05/13/1966, recorded in Volume 821, Page 1893, Real Property Records, Dallas County, Texas.

7.	Sewer lines and appurtenances thereto as evidenced by City of Dallas Sewer Plats, Sheet(s) F-9.

8.	Easement reserved by the City of Dallas in Warranty Deed filed 10/06/1953, recorded in Volume 3927, Page 363, Real Property Records Dallas County, Texas.

EXHIBIT A-3
Property Description
A DESCRIPTION OF 1.002 ACRES (APPROXIMATELY 43,660 SQ. FT.) IN THE RACHEL SAUL SURVEY, ABS. 551 IN WILLIAMSON COUNTY, TEXAS, BEING ALL OF A 1.00 ACRE TRACT CONVEYED TO DAVID BRUCE SMITH IN A WARRANTY DEED DATED OCTOBER 31, 1996 AND RECORDED IN DOCUMENT NO. 9658386 OF THE OFFICIAL RECORDS OF WILLIAMSON COUNTY, TEXAS; SAID 1.002 ACRES BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:
BEGINNING AT A 1/2” REBAR WITH “PATE” CAP FOUND FOR AN ANGLE POINT IN THE WEST RIGHT-OF-WAY LINE OF TOM KEMP ROAD (RIGHT-OF-WAY WIDTH VARIES) AS SHOWN ON A/P 620 LTD., A SUBDIVISION OF RECORD IN CABINET E, SLIDE 93 OF THE PLAT RECORDS OF WILLIAMSON COUNTY, TEXAS, ALSO SHOWN ON RESUBDIVISION OF LOT 3, BLOCK A, PAR 620, SECTION TWO, A SUBDIVISION OF RECORD IN CABINET DD, SLIDE 121 OF THE PLAT RECORDS OF WILLIAMSON COUNTY, TEXAS AND AS DESCRIBED IN VOLUME 873, PAGE 157 OF THE DEED RECORDS OF WILLIAMSON COUNTY, TEXAS AND DOCUMENT NO. 2001064423 OF THE OFFICIAL PUBLIC RECORDS OF WILLIAMSON COUNTY, TEXAS, BEING IN THE SOUTH LINE OF THE SAID 1.00 ACRE TRACT, BEING ALSO THE NORTHEAST CORNER OF LOT 3B, OF SAID RESUBDIVISION OF LOT 3, BLOCK A, PAR 620, SECTION TWO, FROM WHICH A TXDOT TYPE II DISK FOUND FOR AN ANGLE POINT IN THE WEST RIGHT-OF-WAY LINE OF TOM KEMP ROAD AND THE EAST LINE OF SAID LOT 3B, BEARS SOUTH 21°26’32” EAST, A DISTANCE OF 220.08 FEET;
THENCE WITH THE COMMON LINE OF THE SAID 1.00 ACRE TRACT AND SAID LOT 3B, THE FOLLOWING TWO (2) COURSES AND DISTANCES:
1. SOUTH 69°00’14” WEST, A DISTANCE OF 162.29 FEET TO A 1/2” REBAR FOUND FOR THE SOUTHWEST CORNER OF THE SAID 1.00 ACRE TRACT;
2. NORTH 19°33’12” WEST, A DISTANCE OF 45.19 FEET TO A 1/2” REBAR WITH “CHAPARRAL” CAP FOUND FOR A SOUTHEAST CORNER OF LOT 3A, OF SAID RESUBDIVISION OF LOT 3, BLOCK A, PAR 620, SECTION TWO, FROM WHICH A 2 INCH STEEL FENCE POST FOUND FOR THE NORTHWEST CORNER OF SAID LOT 3B, BEING AN ANGLE POINT IN THE SOUTH LINE OF SAID LOT 3A, BEARS SOUTH 81°26’27” WEST, A DISTANCE OF 218.07 FEET;
THENCE WITH THE COMMON LINE OF THE SAID 1.00 ACRE TRACT AND SAID LOT 3A, THE FOLLOWING TWO (2) COURSES AND DISTANCES:
1. NORTH 19°33’12” WEST, A DISTANCE OF 162.52 FEET TO A 1/2” REBAR FOUND FOR THE NORTHWEST CORNER OF THE SAID 1.00 ACRE TRACT;

2. NORTH 69°58’06” EAST, A DISTANCE OF 209.78 FEET TO A 1/2” REBAR FOUND IN THE WEST RIGHT-OF-WAY LINE OF TOM KEMP ROAD, BEING THE NORTHEAST CORNER OF THE SAID 1.00 ACRE TRACT, BEING ALSO A SOUTHEAST CORNER OF SAID LOT 3A;
THENCE WITH THE COMMON LINE OF TOM KEMP ROAD AND THE SAID 1.00 ACRE TRACT, THE FOLLOWING TWO (2) COURSES AND DISTANCES:
1. SOUTH 20°48’06” EAST, A DISTANCE OF 204.29 FEET TO A 1/2” REBAR WITH “PATE” CAP FOUND FOR THE SOUTHEAST CORNER OF THE SAID 1.00 ACRE TRACT;
2. SOUTH 69°11’53” WEST, A DISTANCE OF 52.00 FEET TO THE POINT OF BEGINNING, CONTAINING 1.002 ACRES OF LAND, MORE OR LESS.

Permitted Exceptions

1.
Electric lines and systems and telephone lines and easement granted to the City of Austin, by instrument dated September 21, 1959, recorded in Volume 434, Page 658 of the Deed Records of Williamson County, Texas.

2.
Electric lines and systems and telephone lines easement granted to the City of Austin, by instrument dated April 10, 1990, recorded in Volume 1898, Page 545 of the Official Records of Williamson County, Texas.

EXHIBIT A-4
Property Description
Being Lot 2R, in Block 1, of SIDNEY ADDITION LOT ~ 2R, PAGE 1, an Addition to the City of Plano, Collin County, Texas, according to the Map thereof recorded in Volume 2011, Page 253, of the Map Records of Collin County, Texas.

Permitted Exceptions

1.
Easement granted by Van K. Daves, et al, to the City of Plano, filed 10/11/1983, recorded in Volume 1751, Page 813, Real Property Records, Collin County, Texas, as shown on Plat recorded in Volume L, Page 124, Map Records, Collin County, Texas.

2.	INTENTIONALLY DELETED.

3.	The following easements and/or building lines, as shown on plat recorded in Volume 2011, Page 253, Map Records, Collin County, Texas:
10’ water easements;
24’ fire lane and water easement;
24’ fire lane and utility easement;
60’ fire lane, access, drainage and water easement;
60’ drainage and water easement;
15’ hike and bike trail and
Variable width drainage easement;
5’ utility easement;
Variable width drainage and water easement;
Variable width fire lane easement.

EXHIBIT A-5
Property Description
Tract 1: (Fee Simple)
Being Lot 2, Block A, of EHI-EP ADDITION, LOTS 1 AND 2, BLOCK A, an Addition to the City of Plano, Collin County, Texas, according to the Plat thereof recorded in Volume 2016, Page 185, Map Records, Collin County, Texas.
Tract 2: (Easement Estate)
Non-Exclusive Estate as created by Construction, Easement and Cost-Sharing Agreement, filed 05/06/2016, recorded in cc# 20160506000558200, Real Property Records, Collin County, Texas. Amended by First Amendment filed 09/22/2016, recorded in cc# 20160922001272920, Real Property Records, Collin County, Texas, and Second Amendment filed 04/25/2017, recorded in cc# 20170425000525480, Real Property Records, Collin County, Texas.

Permitted Exceptions

1.
Title to all coal, water rights, lignite, oil, gas and other minerals in, under and that may be produced from the land, together with all rights, privileges, and immunities relating thereto, all of such interest, to the extent not previously reserved or conveyed, being reserved or conveyed in instrument filed 12/09/2013, recorded in cc# 20131209001620890, Real Property Records, Tarrant County, Texas. (Affects Tract 1)

2.	INTENTIONALLY DELETED.

3.	The following easements and/or building lines, as shown on plat filed 03/16/2016, recorded in Volume 2016, Page 185, Map Records, Collin County, Texas:
• 10’ drainage easement;
• 15’ water easement;
• 25’ by 25’ drainage easement;
• 5’ utility easement;
• 15’ hike & bike trail;
• T.U. Electric easement;
• Portion of a 30’ fire lane access, mutual access and utility easement;
• Portion of a 30’ mutual access easement.
(Affects Tract 1)

4.
Terms, provisions, conditions, easements, and obligations, contained in Construction, Easement and Cost-Sharing Agreement, filed 05/06/2016, recorded in cc# 20160506000558200, Real Property Records, Collin County, Texas. Amended by First Amendment filed 09/22/2016, recorded in cc# 20160922001272920, Real Property Records, Collin County, Texas, and Second Amendment filed 04/25/2017, recorded in cc# 20170425000525480, Real Property Records, Collin County, Texas. (Affects Tracts 1 and 2)

5.	INTENTIONALLY DELETED

6.	INTENTIONALLY DELETED.

EXHIBIT A-6
Property Description
TRACT 1: LOT(S) 1, PARMER CROSSING RESUBDIVISION OF LOT 1, A/P 620, LTD, SECTION TWO, A SUBDIVISION IN WILLIAMSON COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED UNDER DOCUMENT NO. 2015037649 OF THE OFFICIAL PUBLIC RECORDS OF WILLIAMSON COUNTY, TEXAS.
TRACT 2: EASEMENT ESTATE FOR NONEXCLUSIVE INGRESS AND EGRESS EASEMENT AS CREATED AND DEFINED IN DECLARATIONS OF EASEMENTS AND RESTRICTIONS DATED APRIL 29, 1998, RECORDED UNDER DOCUMENT NO. 9831667 OF THE OFFICIAL RECORDS OF WILLIAMSON COUNTY, TEXAS, AND RATIFICATION AND ACCEPTANCE OF EASEMENTS AND RESTRICTIONS RECORDED UNDER DOCUMENT NO. 2005004651 OF THE OFFICIAL PUBLIC RECORDS OF WILLIAMSON COUNTY, TEXAS, AND BEING OVER AND ACROSS AN 899 SQUARE FOOT PORTION OF LOT(S) 1, BLOCK A, PAR 620 COMMERCIAL, A SUBDIVISION IN WILLIAMSON COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN CABINET P, SLIDE(S) 291-292 OF THE PLAT RECORDS OF WILLIAMSON COUNTY, TEXAS.
TRACT 3: EASEMENT ESTATE FOR THE NONEXCLUSIVE RIGHT FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AS CREATED AND DEFINED IN JOINT USE ACCESS EASEMENT DATED NOVEMBER 30, 2004, RECORDED UNDER DOCUMENT NO. 2004093457 OF THE OFFICIAL PUBLIC RECORDS OF WILLIAMSON COUNTY, TEXAS, AND BEING OVER AND ACROSS A 0.951 ACRE PORTION OF (I) LOT 2, BLOCK A, PAR 620 COMMERCIAL, A SUBDIVISION IN WILLIAMSON COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN CABINET P, SLIDE(S) 291-292 OF THE PLAT RECORDS OF WILLIAMSON COUNTY, TEXAS, (II) LOT(S) 1-3, PAR 620 SECTION TWO, A SUBDIVISION IN WILLIAMSON COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN CABINET AA, SLIDE(S) 41-42 OF THE PLAT RECORDS OF WILLIAMSON COUNTY, TEXAS, AND (III) THE COMMON ELEMENTS OF PARMER CROSSING CONDOMINIUMS, A CONDOMINIUM PROJECT IN WILLIAMSON COUNTY, TEXAS, ACCORDING TO THE DECLARATION OF CONDOMINIUM AND AMENDMENTS THERETO, RECORDED UNDER DOCUMENT NO. 2017061344 OF THE OFFICIAL PUBLIC RECORDS OF WILLIAMSON COUNTY, TEXAS, AND FIRST AMENDMENT RECORDED UNDER DOCUMENT NO. 2018032412 OF THE OFFICIAL PUBLIC RECORDS OF WILLIAMSON COUNTY, TEXAS AND SECOND AMENDMENT RECORDED UNDER DOCUMENT NO. 2018065824 OF THE OFFICIAL PUBLIC RECORDS OF WILLIAMSON COUNTY, TEXAS.

Permitted Exceptions

1.
Restrictions contained in instrument recorded in Volume 592, Page 825, Real Property Records, Williamson County, Texas, and in Volume 874, Page 873 of the Real Property Records, Williamson County, Texas. (AFFECTS TRACTS 1, 2 AND 3 ONLY).

2.
Restrictions contained in instrument recorded under Document No. 9827866, Official Public Records, Williams County, Texas; and as affected by Partial Release recorded under Document No. 2016120567, Official Public Records, Williamson County, Texas. (AFFECTS TRACTS 1, 2 AND 3 ONLY).

3.
Restrictions and other matters contained in instrument recorded under Document No. 9831667, and Document No. 2005004651, Official Public Records, Williamson County, Texas. (AFFECTS TRACTS 1 AND 2 ONLY).

4.	Restrictions contained in instrument recorded under Document No. 9831669, and Document No. 2005004651, Official Public Records, Williamson County, Texas. (AFFECTS TRACTS 2 AND 3 ONLY).

5.
Restrictions (including building setback lines) contained in instrument recorded under Document No. 2001083134, as affected by Amendment to Declaration recorded under Document No. 2016108789, Official Public Records, Williamson County, Texas. (AFFECTS TRACTS 1, 2 AND 3 ONLY).

6.
Restrictions, easements and other matters contained in plats recorded in Cabinet E, Slides 93-95, and recorded under Document No. 2015037649, Official Public Records, Williamson County, Texas. (AFFECTS TRACTS 1 AND 3 ONLY).

7.	Restrictions contained in plat recorded in Cabinet P, Slides 291-292, Official Public Records, Williamson County, Texas. (AFFECTS TRACTS 2 AND 3 ONLY).

8.
Restrictions contained in instrument recorded under Document No. 2017061344, Official Public Records, Williams County, Texas; and as affected by instruments recorded under Document Nos. 2018032412, and 2018065824, Official Public Records, Williamson County, Texas. (AFFECTS TRACT 3 ONLY).

9.	INTENTIONALLY DELETED.

10.	Access limitations as reserved in Deed recorded under Document No. 2002061380 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 1 ONLY)

11.	INTENTIONALLY DELETED.

12.	INTENTIONALLY DELETED.

13.
Water and wastewater line easement granted to the City of Austin, by instrument dated December 20, 2005, recorded under Document No. 2005102639 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACTS 1 AND 3 ONLY)

14.
The terms, conditions and stipulations set out in that certain Joint Use Access Easement dated November 30, 2004, recorded under Document No. 2004093457 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACTS 1 AND 3 ONLY)

15.
1/4th royalty interest in all oil, gas and other minerals conveyed by Ivean C. Pearson and wife, Pauline Pearson in instrument recorded in Volume 408, Page 318 of the Deed Records of Williamson County, Texas. Said mineral estate not traced further herein. (AFFECTS TRACTS 1, 2 AND 3 ONLY)

16.
Water and wastewater line easement granted to the City of Austin, by instrument dated March 18, 2005, recorded under Document No. 2005020696 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACTS 1 AND 3 ONLY)

17.
Electric and telecommunications easement 15 feet in width along the western property line(s), and aerial easement 15 feet in width along the southern property line(s) as shown by the Plat(s) recorded under Document No(s). 2015037649 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 1 ONLY)

18.
The terms, conditions and stipulations of that certain Development Escrow Agreement dated June 12, 2015, as evidenced by Memorandum of Development Escrow Agreement recorded under Document No. 2015049681 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACTS 1 AND 3 ONLY)

19.
Water lines easement granted to City of Austin, Texas, by instrument dated December 21, 2015, recorded under Document No. 2016005306 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 1 ONLY)

20.
Public utility and C.O.A. electric easement 10 feet in width along the Parmer Lane property line(s), as shown by the Plat(s) recorded in Cabinet P, Slide 291-292 of the Plat Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

21.
Public utility and C.O.A. electric easement 10 feet in width along the south property line(s), as shown by the Plat(s) recorded in Cabinet P, Slide 291-292 of the Plat Records of Williamson County, Texas. (AFFECTS TRACT 2 ONLY)

22.
Aerial electric easement 5 feet in width along the Parmer Lane property line(s), as shown by the Plat(s) recorded in Cabinet AA, Slide 41-42 of the Plat Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

23.
Water and wastewater easement 20 feet in width along the Parmer Lane property line(s), as shown by the Plat(s) recorded in Cabinet AA, Slide 41-42 of the Plat Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

24.
Water and wastewater easement 10 feet in width traversing eastern portion of subject property, as shown by the Plat(s) recorded in Cabinet AA, Slide 41-42 of the Plat Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

25.
Public utility easement 10 feet in width along all R.O.W. property line(s), as stated by the Plat(s) recorded in Cabinet AA, Slide 41-42 of the Plat Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

26.
The terms, conditions and stipulations of that certain Notice Concerning Construction of Subdivision Improvements dated April 14, 1998, recorded under Document No. 9819065 of the Official Records of Williamson County, Texas. (AFFECTS TRACTS 2 AND 3 ONLY)

27.
The terms, conditions and stipulations set out in that certain Lease Agreement dated May 15, 1998, executed by and between Par 620, Ltd., as Lessor(s) and The Southland Corporation, as Lessee(s), evidenced by Memorandum of Lease recorded under Document No. 9827867 of the Official Records of Williamson County, Texas, further conveyed by Deeds recorded under Document No(s). 2001004558, 2001088237 and 2005054657 of the Official Public Records of Williamson County, Texas, and including the purchase option set out therein. (AFFECTS TRACT 3 ONLY)

28.
Wastewater line easement granted to the City of Austin, by instrument dated December 1, 2004, recorded under Document No. 2004093455 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

29.
Terms, conditions and stipulations of that certain Edwards Aquifer Protection Plan approved April 9, 2005, evidenced by Affidavit recorded under Document No. 2005082736 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

30.
The terms, conditions and stipulations of that certain Declaration of Access Easement and Restrictions dated January 31, 2006, recorded under Document No. 2006007772 of the Official Public Records of Williamson County, Texas, further affected by Assignment of Easement Rights recorded under Document No. 2015049682 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

31.
Electric utility easement granted to the City of Austin, by instrument dated January 12, 2006, recorded under Document No. 2006010039 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

32.
Electric utility easement granted to the City of Austin, by instrument dated August 3, 2007, recorded under Document No. 2007068501 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

33.
Water lines easement granted to the City of Austin, Texas, by instrument dated October 7, 2015, recorded under Document No. 2015110601 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

34.
Drainage easement granted to the City of Austin, Texas, by instrument dated October 7, 2015, recorded under Document No. 2015110602 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

35.
The terms, conditions and stipulations of that certain Declaration of Easements and Restrictive Covenants Regarding the Maintenance of Drainage Facilities dated October 7, 2015, recorded under Document No. 2015110604 of the Official Public Records of Williamson County, Texas. (Easements not on Tract 1) (AFFECTS TRACT 3 ONLY)

36.
The terms, conditions and stipulations of that certain Public Utility and Private Drainage Lines Easement with Required Maintenance of the Private Drainage Lines dated October 7, 2015, recorded under Document No. 2015110606 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

37.
Electric utility easement granted to the City of Austin, by instrument dated May 3, 2016, recorded under Document No. 2016042853 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

38.
Subject to all definitions, easements, covenants, limitations, conditions, rights, privileges, obligations, liabilities, and all other terms and provisions of that certain Declaration of Condominium Regime for Parmer Crossing Condominiums, recorded under Document No. 2017061344 of the Official Public Records, and First Amendment recorded under Document No. 2018032412 of the Official Public Records of Williamson County, Texas and Second Amendment recorded under Document No. 2018065824 of the Official Public Records of Williamson County, Texas. (AFFECTS TRACT 3 ONLY)

39.	INTENTIONALLY DELETED.

40.	Subject property lies within the boundaries of Upper Brushy Creek Water Control and Improvement District. (AFFECTS TRACTS 1, 2 AND 3 ONLY)

41.	INTENTIONALLY DELETED.

42.	Water lines easement granted to City of Austin, Texas, by instrument recorded November 2, 2018, under Document No. 2018097878 of the Official Public Records of Williamson County, Texas. (TRACT 1)

43.
The terms, conditions and stipulations of that certain Sidewalk, Trail, and Recreational Easement with Required Maintenance dated November 2, 2018, recorded under Document No. 2018097920 of the Official Public Records of Williamson County, Texas.

44.	Electric utility easement granted to City of Austin, by instrument dated June 18, 2019, recorded under Document No. 2019058127 of the Official Public Records of Williamson County, Texas. (TRACT 1)

EXHIBIT A-7
Property Description
BEING a tract of land situated in the C. Grigsby Survey, Abstract No. 532, City of Dallas, Texas, being all of Lot 1B, Block 6/2467, ELSMERE NO. 3 ADDITION, an addition to the City of Dallas, recorded in Instrument Number 201000033140, Official Public Records, Dallas County. Texas.

Permitted Exceptions

1.	Restrictive covenants described in instrument filed 05/02/1939, recorded in Volume 2138, Page 19, Real Property Records, Dallas County, Texas.

Property 3 Kings Road Realty-6219 Peeler
1
Exhibit A to Real Estate Purchase Agreement

EXHIBIT A-8
Property Description
TRACT 1:
BEING A TRACT OF LAND SITUATED IN THE MILES BENNETT SURVEY, ABSTRACT NO. 52, IN THE CITY OF DALLAS, DALLAS COUNTY, TEXAS, AND BEING ALL OF A TRACT OF LAND DESCRIBED IN EXCHANGE DEED TO PPA REALTY, LTD. AS RECORDED IN DOC. 20080019021, OFFICIAL PUBLIC RECORDS DALLAS COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A 1/2 INCH IRON ROD WITH PLASTIC CAP STAMPED “SPIARSENG” SET AT THE INTERSECTION OF THE NORTHEAST LINE OF CEDAR SPRINGS AVENUE (50 FOOT PUBLIC RIGHT-OF-WAY) AND THE SOUTHEAST LINE OF MANOR WAY (50 FOOT PUBLIC RIGHT-OF-WAY) AND THE SOUTHWEST CORNER OF SAID PPA REALTY, LTD TRACT;
THENCE NORTH 43 DEG. 55 MIN. 01 SEC. EAST DEPARTING SAID INTERSECTION AND ALONG SAID SOUTHEAST LINE OF MANOR WAY, FOR A DISTANCE OF 520.46 FEET TO A 1/2 INCH CAPPED IRON ROD FOUND AT THE COMMON CORNER OF SAID PPA REALTY TRACT AND TRACT 5 DESCRIBED IN DEED TO INDUSTRIAL INV CORP;
THENCE SOUTH 46 DEG. 10 MIN. 42 SEC. EAST DEPARTING SAID MANOR WAY AND ALONG THE COMMON LINE OF SAID PPA REALTY TRACT AND SAID INDUSTRIAL INV CORP TRACT, FOR A DISTANCE OF 175.00 FEET TO A 1/2 INCH IRON ROD WITH PLASTIC CAP STAMPED “SPIARSENG” SET FOR CORNER;
THENCE SOUTH 43 DEG. 55 MIN. 01 SEC. WEST AND PASSING AT A DISTANCE OF 20.39 FEET THE COMMON CORNER OF SAID PPA REALTY TRACT AND TRACT 10 DESCRIBED IN DEED TO MARATHON 6214, LLC AS RECORDED IN DOC 200600394448, DEED RECORDS, DALLAS COUNTY, TEXAS FOR A TOTAL DISTANCE OF 520.39 FEET TO A 1/2 INCH IRON ROD WITH PLASTIC CAP STAMPED “SPIARSENG” SET IN SAID NORTHEAST LINE OF CEDAR SPRINGS AVENUE, FROM WHICH A “X” CUT FOUND BEARS SOUTH 46 DEG. 11 MIN. 59 SEC. EAST, 260.00 FEET AT THE SOUTHEAST CORNER OF SAID MARATHON TRACT;
THENCE NORTH 46 DEG. 11 MIN. 59 SEC. WEST ALONG SAID NORTHEAST LINE OF CEDAR SPRINGS AVENUE, FOR A DISTANCE OF 175.00 FEET TO THE POINT OF BEGINNING, AND CONTAINING 91,074 SQUARE FEET OR 2.091 ACRES OF LAND.
SAVE AND EXCEPT ANY AND ALL IMPROVEMENTS AND FIXTURES LOCATED ON THE BILLBOARD POLE EASEMENT.

TRACT 2:
A NON-EXCLUSIVE EASEMENT ESTATE AS CREATED IN INSTRUMENT FILED 02/27/2017, RECORDED IN CC# 201700056879, REAL PROPERTY RECORDS, DALLAS COUNTY, TEXAS.

Permitted Exceptions

1.	INTENTIONALLY DELETED.

2.	INTENTIONALLY DELETED.

3.	Terms, provisions, and conditions of Ordinance No. 26239, filed 04/12/2006, recorded in cc# 200600133394, Real Property Records, Dallas County, Texas.

4.	Easement granted by Continental Motors Corporation to the City of Dallas, filed 06/02/1966, recorded in Volume 834, Page 898, Real Property Records, Dallas County, Texas.

5.
Mineral estate and interest in coal, lignite oil, gas and other minerals together with all rights, privileges and immunities thereto described in instrument filed 06/29/2001, recorded in Volume 2001227, Page 5590, Real Property Records, Dallas County, Texas. (Affects Tract 2)

6.
Easements, reservations, restrictions and covenants, including sign pole easement, visibility easement and access easement, reserved and set out in Annex B of Special Warranty Deed dated 06/26/2006, from Prescott Interests, Ltd. to Kings Road Realty, Ltd., filed 06/29/2006, recorded under cc# 200600237848, Real Property Records, Dallas County, Texas. Assigned to Prescott Interests Billboards, Ltd. by instrument filed 04/15/2019, recorded in cc# 201900093227, Real Property Records, Dallas County, Texas.

7.	Terms, provisions, conditions, and obligations contained in Declaration of Private Drainage Easement, filed 02/27/2017, recorded in cc# 201700056879, Real Property Records, Dallas County, Texas.

EXHIBIT A-9
INTENTIONALLY DELETED

Permitted Exceptions
INTENTIONALLY DELETED

EXHIBIT A-10
Property Description
Being Lot 3, Block A/5717, PPA PARKING ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the Plat thereof recorded in cc# 201900180815, Real Property Records, Dallas County, Texas.

Permitted Exceptions

1.
Easement granted by National Industries Corporation to Dallas Power & Light Company and Southwestern Bell Telephone Company, filed 04/25/1949, recorded in Volume 3122, Page 106, Real Property Records, Dallas County, Texas.

2.	Easement granted by George W. Sumers to the City of Dallas, filed 12/09/1965, recorded in Volume 712, Page 1749, Real Property Records, Dallas County, Texas.

3.	Terms, provisions, and conditions of City of Dallas Ordinance No. 29203, filed 01/23/2014, recorded in cc# 201400016313, Real Property Records, Dallas County, Texas.

4.	Terms, provisions, and conditions of Declaration of Private Drainage Easement, filed 02/27/2017, recorded in cc# 201700056879, Real Property Records, Dallas County, Texas.

5.	The following easements and/or building lines, as shown on plat recorded in cc# 201900180815, Real Property Records, Dallas County, Texas:
• 5’ right of way dedication;
• 15’ detention area easement;
• 45’ detention area easement.

EXHIBIT A-11
Property Description
Being Lot 4R, in Block 7, of CITY VIEW ADDITION, an Addition to the City of Fort Worth, Tarrant County, Texas, according to the Plat thereof recorded in Cabinet A, Slide 9485, Plat Records, Tarrant County, Texas.

Permitted Exceptions

1.	Restrictive covenants described in instrument filed 03/05/1999, recorded in Volume 13692, Page 226, Real Property Records, Tarrant County, Texas.

2.	Restrictive covenants described in instrument filed 09/25/2003, recorded in Volume 17238, Page 313, Real Property Records, Tarrant County, Texas.

3.
Restrictive covenants, easements and other matters described in instrument filed 12/28/1984, recorded in Volume 8046, Page 252, Real Property Records, Tarrant County, Texas. Affected by Final Judgment filed 10/24/1997, recorded in Volume 12954, Page 150, Real Property Records, Tarrant County, Texas. Affidavit of Amendment filed 10/19/1999, recorded in Volume 14060, Page 468, Real Property Records, Tarrant County, Texas. Third Amendment filed 04/24/2007, recorded under cc# D207140913, Real Property Records, Tarrant County, Texas.

4.	Restrictive covenants described in instrument filed 09/27/2003, recorded in Volume 16006, Page 238, Real Property Records, Tarrant County, Texas.

5.	Restrictive covenants, easements and other matters described in instrument filed 05/19/2004, recorded in cc# D204154784, Real Property Records, Tarrant County, Texas.

6.	INTENTIONALLY DELETED.

7.	INTENTIONALLY DELETED.

8.	Easement granted by PP Real Estate, Ltd. to the City of Fort Worth, Texas, filed 07/27/2005, recorded in cc# D205217842, Real Property Records, Tarrant County, Texas.

9.	Easement granted by Park Place Motor Cars to TXU Electric Delivery Company, a Texas corporation, filed 10/14/2005, recorded in cc# D205308581, Real Property Records, Tarrant County, Texas.

10.
Easement granted by The Hills Joint Venture I, et al to the City of Fort Worth, filed 01/04/1985, recorded in Volume 8050, Page 1113, Real Property Records, Tarrant County, Texas, as shown on plat filed 08/13/2004, recorded in Cabinet A, Slide 9485, Plat Records, Tarrant County, Texas.

11.
15’ sanitary sewer easement, and all terms, provisions and conditions incident thereto, created pursuant to Easement Agreement filed 01/05/1994, recorded in Volume 11397, Page 549, Real Property Records of Tarrant County, Texas; as affected by Agreement filed 03/21/1994, recorded in Volume 11500, Page 1970, Real Property Records, Tarrant County, Texas; as shown on plat filed 08/13/2004, recorded in Cabinet A, Slide 9485, Plat Records, Tarrant County, Texas.

12.	The following easements and/or building lines, as shown on plat recorded in Cabinet A, Slide 9485, Plat Records, Tarrant County, Texas:
5’ utility easement along South boundary line of subject property;
15’ utility easement along West and North boundary lines of subject property; and
15’ sanitary sewer easement entering into subject property from North boundary line.

13.
Mineral lease, and all rights incident thereto, to Vargas Energy, Ltd., a limited partnership from PP Real Estate, Ltd., a Texas limited partnership described in instrument filed 07/30/2008, cc# D208297171, Real Property Records of Tarrant County, Texas. Surface waiver contained therein.

EXHIBIT A-12
Property Description
TRACT 1:
Being all of Lot 9-R, Block CR, River Hills Addition, an addition to the City of Fort Worth, according to the plat thereof recorded in Cabinet A, Slide 10216 of the Plat Records, Tarrant County, Texas (PRTCT) being situated in the J.F. Heath Survey, Abstract No. 641, in the City of Fort Worth, Texas.
TRACT 2:
Being a non-exclusive easement for access as created by that certain Declaration of Restrictions and Easements dated 09/04/2002, by the Declarant, Legacy Capital Partners, LTD., recorded in Volume 15945, Page 197, Deed Records of Tarrant County, Texas.
TRACT 3:
Being a non-exclusive easement for access as created by that certain Access Easement Agreement dated effective 03/31/2003, by and between Home Depot U.S.A., Inc. and Legacy Capital Partners Ltd., recorded in Volume 16537, Page 153, Deed Records of Tarrant County, Texas.

Permitted Exceptions

1.
Restrictive covenants, assessments, building setback lines contained in Declaration of Restrictive Covenants recorded in Volume 8046, Page 252, Real Property Records, Tarrant County, Texas, as amended by Final Judgment filed 10/24/1997, recorded in Volume 12954, Page 150, Real Property Records, Tarrant County, Texas, Affidavit of Amendment filed 10/19/1999, recorded in Volume 1406Q, Page 468, Real Property Records, Tarrant County, Texas, Third Amendment to Declaration of Restrictive. Covenants filed 04/24/2007, recorded in cc# D207140913, Real Property Records, Tarrant County, Texas, and Affidavit of Amendment filed 04/24/2007, recorded in cc# D207140912, Real Property Records, Tarrant County, Texas.

2.
Restrictive covenants contained in Declaration of Restrictions and Easements recorded in Volume 16213, Page 253, Real Property Records, Tarrant County, Texas, as amended by First Amendment filed 04/30/2012, recorded in cc# D212102413, Real Property Records, Tarrant County, Texas.

3.	Restrictive covenants contained in Declaration of Restrictions and Easements recorded in Volume 15945, Page 197, Real Property Records, Tarrant County, Texas.

4.	10’ zoning buffer setback, and 15’ sanitary sewer and water easement, as shown on plat recorded in Cabinet A, Slide 10216, Plat Records, Tarrant County, Texas.

5.	Easement granted by The Hills Joints Venture III to Texas Electric Service Company, filed 11/11/1985, recorded in Volume 8368, Page 1913, Real Property Records, Tarrant County, Texas.

6.
Easement granted by Legacy Capital Partners, Ltd. to Metro Exterior Wash 2001, Ltd., filed 07/28/2003, recorded in Volume 16983, Page 48, Real Property Records, Tarrant County, Texas, as amended by First Amendment filed 04/03/2012, recorded in cc# D212102413, Real Property Records, Tarrant County, Texas.

7.
Terms, provisions, conditions, and easements contained in Declaration of Restrictive Covenants filed 12/28/1984, recorded in Volume 8046, Page 252, Real Property Records, Tarrant County, Texas, as amended by Final Judgment filed 10/24/1997, recorded in Volume 12954, Page 150, Real Property Records, Tarrant County, Texas, Affidavit of Amendment filed 10/19/1999, recorded in Volume 14060, Page 468, Real Property Records, Tarrant County, Texas, Third Amendment to Declaration of Restrictive Covenants filed 04/24/2007, recorded in cc# D207140913, Real Property Records, Tarrant County, Texas, and Affidavit of Amendment filed 04/24/2007, recorded in cc# D207140912, Real Property Records, Tarrant County, Texas.

8.	Terms, provisions and conditions of Access Easement Agreement filed 04/01/2003, recorded in Volume 16537, Page 153, Real Property Records, Tarrant County, Texas.

9.
Mineral lease together with all rights, privileges and immunities incident thereto, to Vargas Energy, Ltd, from Parkway Development Partners, L.P, described in instrument filed 09/13/2007, recorded in cc# D207327707, Real Property Records, Tarrant County, Texas.

10.	Easement granted by PP Real Estate, Ltd. to Oncor Electric Delivery Company LLC, filed 08/27/2014, recorded in cc# D214187552, Real Property Records, Tarrant County, Texas.

11.	Terms, provisions, and conditions of Storm Water Facility Maintenance Agreement filed 09/22/2014, recorded in cc# D214207385, Real Property Records, Tarrant County, Texas.

EXHIBIT A-13
Property Description
Tract 1: (Fee Simple)
Being Lot 2R1, Block 1, SOUTHWEST HOSPITAL ADDITION, an Addition to the City of Fort Worth, Tarrant County, Texas, according to the Replat thereof recorded in cc# D214106764, Real Property Records, Tarrant County, Texas.
Tract 2: (Easement Estate)
Non-Exclusive easement rights created in Cross Access Easement Agreement, by and between Baylor BI, LLC, a Texas limited liability company, and Baylor All Saints Medical Center, a Texas non-profit corporation, filed 04/06/2011, recorded in cc# D211080329, Real Property Records, Tarrant County, Texas. As affected by Amendment filed 01/11/2012, recorded in cc# D212007342, Real Property Records, Tarrant County, Texas. As affected by Agreement Regarding Cross Access Easement Agreement and Unified Sign Agreement filed 05/15/2014, recorded in cc# D214099696, Real Property Records, Tarrant County, Texas. As affected by Second Amendment filed 10/06/2014, recorded in cc# D214219553, Real Property Records, Tarrant County, Texas.

Permitted Exceptions

1.	Restrictive covenants, easements and other matters described in instrument filed 12/28/1984, recorded in Volume 8046, Page 252, Real Property Records, Tarrant County, Texas.

2.	INTENTIONALLY DELETED.

3.	Easement granted by The Hills Joint Venture III, to Texas Electric Service Company, filed 09/16/1986, recorded in Volume 8686, Page 2065, Real Property Records, Tarrant County, Texas.

4.	Easement granted by SDC Land Partners, Ltd., to the City of Fort Worth, filed 11/19/1990, recorded in Volume 10100, Page 2056, Real Property Records, Tarrant County, Texas.

5.	Easement granted by All Saints Health Systems to the City of Fort Worth, filed 05/31/1995, recorded in Volume 11979, Page 2008, Real Property Records, Tarrant County, Texas.

6.	Easement granted by All Saints Health Systems to the City of Fort Worth, filed 08/04/1995, recorded in Volume 12053, Page 410, Real Property Records, Tarrant County, Texas.

7.	Easement granted by All Saints Episcopal Hospital/Fort Worth to Southwest Bell Telephone Company, filed 12/01/1995, recorded in Volume 12183, Page 684, Real Property Records, Tarrant County, Texas.

8.
Mineral lease, together with all rights privileges and immunities incident thereto, to XTO Energy, Inc., from Baylor All Saints Medical Center, as evidenced by Memorandum of Oil and Gas Lease, filed 01/06/2010, recorded in cc# D210003257, Real Property Records, Tarrant County, Texas.

9.
Terms, provisions, and conditions of Cross Access Easement Agreement, filed 04/05/2011, recorded in cc# D211080329, Real Property Records, Tarrant County, Texas. As affected by Amendment filed 01/11/2012, recorded in cc# D212007342, Real Property Records, Tarrant County, Texas. As affected by Agreement Regarding Cross Access Easement Agreement and Unified Sign Agreement filed 05/15/2014, recorded in cc# D214099696, Real Property Records, Tarrant County, Texas. As affected by Second Amendment filed 10/06/2014, recorded in cc# D214219553, Real Property Records, Tarrant County, Texas.

10.
Terms, provisions, and conditions of Unified Sign Agreement, filed 08/17/2012, recorded in cc# D212201534, Real Property Records, Tarrant County, Texas. As affected by Agreement Regarding Cross Access Easement Agreement and Unified Sign Agreement filed 05/15/2014, recorded in cc# D214099696, Real Property Records, Tarrant County, Texas.

11.
Mineral estate and interest in coal, lignite oil, gas and other minerals together with all rights, privileges and immunities thereto described in instrument filed 07/17/2013, recorded in cc# D213185139, Real Property Records, Tarrant County, Texas.

12.	The following easements and/or building lines, as shown on plat recorded in cc# D214106764, Real Property Records, Tarrant County, Texas:
• 15’ Oncor easements;
• 2.5’ sanitary sewer easement;
• 10’ x 10’ public open space easement;
• 5’ utility easement;
• 15’ sanitary sewer easement.

EXHIBIT A-14
Property Description
BEING a 4.073 acre tract of land situated in the Miles Bennett Survey, Abstract No. 52, Dallas County, Texas and being in Block No. 5717, Official Numbers of the City of Dallas, Texas; said tract being all of that certain tract of land described in Special Warranty Deed with Vendor’s Lien to R.H.A. Partnership recorded in Volume 96151, Page 5171 of the Deed Records of Dallas County Texas; said 4.073 acre tract being more particularly described as follows:
BEGINNING, at a point for corner on a sanitary sewer manhole cover (nothing found or set) at the intersection of the northeast right-of-way line of Peeler Street (a 50-foot wide right-of-way) and the northwest right-of-way line of Atwell Street (a 50-foot wide right-of-way);
THENCE, North 43 degrees, 27 minutes, 40 seconds West, along the said northeast line of Peeler Street, a distance of 590.00 feet to a 1/2-inch iron rod with “Pacheco Koch” cap set for corner at the intersection of the said northeast line of Peeler Street and the southeast right-of-way line of Haggar Way (a 53-foot wide right-of-way);
THENCE, North 46 degrees, 44 minutes, 00 seconds East, departing the said northeast line of Peeler Street and along the said southeast line of Haggar Way, a distance of 300.50 feet to a “+” cut in concrete set for corner; said point being the westernmost corner of that certain tract of land described in Special Warranty Deed to Car Park Lem, L.P. recorded in Volume 2004021, Page 7611 of said Deed Records;
THENCE, South 43 degrees, 30 minutes, 00 seconds East, departing the said southeast line of Haggar Way and along the southwest line of said Car Park Lem tract and the southwest line of that certain tract of land described in Quit Claim Deed to R.H.A. Partnership recorded in Volume 96151, Page 5184 of said Deed Records, at a distance of 216.00 feet passing the southernmost corner of said Car Park tract, at a distance of 223.00 feet passing a “PK” nail set at the westernmost corner of the second referenced R.H.A. Partnership tract, continuing in all a total distance of 590.00 feet to a 1/2-inch iron rod with “Pacheco Koch” cap set for corner in the said northwest line of Atwell Street; said point being the southernmost corner of the second referenced R.H.A. Partnership tract;
THENCE, South 46 degrees, 44 minutes, 00 seconds West, along the said northwest line of Atwell Street, a distance of 300.90 feet to the POINT OF BEGINNING;
CONTAINING, 177,412 square feet or 4.073 acres of land, more or less.

Permitted Exceptions
None

EXHIBIT A-15
Property Description
BEING a tract of land situated in the Miles Bennett Survey, Abstract No. 52, City of Dallas, Dallas County, Texas, the subject tract being all of a called 2.287 acre tract of land described in deed to Car Park PL TX, LLC as recorded in Instrument No. 201100050286, Official Public Records, Dallas County, Texas, and being more particularly described as follows:
BEGINNING at a 1/2 inch iron pin found for the northwest corner of subject tract and also being at the intersection of Peeler Street (50’ Public Right-of-Way) and Atwell Street (50’ Public Right-of-Way), from which a 5/8 inch iron rod found bears North 08°29’40” East, 8.79 feet;
THENCE North 43°58’05” East along the southeast line of said Atwell Street and the northwest line of the subject tract, for a distance of 350.61 feet to a 1/2 inch iron pin found at the northeast corner of the subject tract and also being the northwest corner of a tract of land described in deed to Lowes Home Centers, LLC as recorded in Document No. 200600117231, Official Public Records, Dallas County, Texas;
THENCE South 46°15’55” East departing said Atwell Street and along the common line of the subject tract and said Lowes Home Centers tract, for a distance of 369.65 feet to a 1/2 inch iron rod with plastic cap stamped “SPIARSENG” set at said common corner and also being in the north line of Lot 3, Block A/5719 Park Cities Ford, an addition to the City of Dallas as recorded in Document No. 20080156990, Official Public Records, Dallas County, Texas, and also being the beginning of a curve to the left;
THENCE along said curve to the left and along the common line of said subject tract and said Park Cities Ford addition whose chord bears South 64°49’10” West, 376.06 feet and through a central angle of 31°37’38”, a radius of 690.00 feet and an arc length of 380.88 feet to a 1/2 inch iron rod with plastic cap stamped “SPIARSENG” set at the common corner of said subject tract and the most northeast corner of Lot 2C, Block 1/4798 Knights Branch Subdivision, Section 2, Phase 2, an addition to the City of Dallas as recorded in Volume 95009, Page 5540, Map Records, Dallas County, Texas and also being in the north line of said Park Cities Ford addition;
THENCE North 46°11’55” West along the common line of said subject tract and passing at a distance of 32.76 feet the common corner of said Knights Branch and a tract of land described in deed to Jose D. Guevara as recorded in Volume 2004101, Page 0938, Deed Records, Dallas County, Texas, for a total distance of 235.79 feet to the PLACE OF BEGINNING, containing 99,616 square feet, or 2.287 acres of land.

Permitted Exceptions

1.
Easement granted by Carl C. Weichsel, et al, to Dallas Power & Light Company and Southwestern Bell Telephone Company, filed 06/14/1948, recorded in Volume 2992, Page 205, Real Property Records, Dallas County, Texas.

2.	Easement granted by Cars-DB4, L.P., to the City of Dallas, filed 09/11/2008, recorded in cc# 20080295278, Real Property Records, Dallas County, Texas.

3.
Easement granted by Carl C. Weichsel, et al, to the City of Dallas, filed 06/30/1948, recorded in Volume 2999, Page 52, Real Property Records, Dallas County, Texas, and as shown on City of Dallas Sewer Map F-9.

4.	Easement granted by PPM Specialists, Ltd., to Austin Coca-Cola Bottling Company, Inc., filed 04/18/1994, recorded in Volume 94074, Page 4695, Real Property Records, Dallas County, Texas.

5.
Terms, provisions, and conditions of Unity Agreement, by and between Austin Coca-Cola Bottling Company and PPM Specialists, Ltd., filed 04/18/1994, recorded in Volume 94074, Page 4703, Real Property Records, Dallas County, Texas.

6.	INTENTIONALLY DELETED.

EXHIBIT A-16
Property Description
BEING a tract of land situated in the Miles Bennett Survey, Abstract No. 52, City of Dallas, Dallas County, Texas, the subject tract being all of a called 1.379 acre tract of land described in deed to Car Park PL TX, LLC as recorded in Instrument No. 201100050286, Official Public Records, Dallas County, Texas, and being more particularly described as follows:
BEGINNING at a 1/2 inch iron rod with plastic cap stamped “SPIARSENG” set for corner of said subject tract from which a 1 inch iron pin found bears South 50°01’21” East, 4.74 feet and also being in the north line of Atwell Street (50’ Public Right-of-Way) and also being the southeast corner of the old abandoned M.K.&T. Railroad ROW;
THENCE North 46°19’18” West departing said north line of Atwell Street and the common line of said subject tract and said Old Railroad ROW, for a distance of 374.00 feet to an “X” cut found in concrete at the northwesterly corner of the subject tract and also in a common line of Lot 1, Block C/5715 Haggar Way, an addition to the City of Dallas as recorded in Volume 2004117, Page 11, Plat Records, Dallas County, Texas;
THENCE along the common line of said subject tract and said Lot 1 of Haggar Way addition, the following courses and distances:
North 43°54’42” East, 161.42 feet to an “X” cut found in concrete;
South 46°05’18” East, 374.00 feet to a 1/2 inch iron rod with plastic cap stamped “SPIARSENG” set for corner in said north line of Atwell Street;
THENCE South 43°54’42” West along said north line of Atwell Street, for a distance of 159.90 feet to the PLACE OF BEGINNING, containing 60,086 square feet, or 1.379 acres of land.

Permitted Exceptions

1.	Easement granted by Titche-Goettinger Company, Inc., to Dallas Power & Light Company, filed 12/04/1957, recorded in Volume 4808, Page 297, Real Property Records, Dallas County, Texas.

2.
Terms, provisions, and conditions contained in City of Dallas Ordinance No. 19618, passed 07/29/1987, a certified copy of which was filed 11/23/1987, recorded in Volume 87227, Page 233, Real Property Records, Dallas County, Texas.

3.	INTENTIONALLY DELETED.

EXHIBIT A-17
Property Description
[Intentionally Deleted]

Permitted Exceptions
[Intentionally Deleted]

EXHIBIT A-18
Property Description
TRACT 1:
Being a 3.984 acre tract of land situated in the Absolom Smith Survey, Abstract No. 1347, City of Dallas, Dallas County, Texas, and being part of Lot 1, Block B/5795 of Hines/Northwest, an addition to the City of Dallas, as recorded in Volume 84238, Page 5351 Map Records, Dallas County, Texas, and also being all of a called 3.984 acre tract of land described in Warranty Deed to OMC Real Estate Partners, Ltd. as recorded in Volume 98007, Page 3760, Deed Records, Dallas County, Texas and being more particularly described as follows:
BEGINNING at a 5/8 inch capped iron rod found at the southwest corner of said OMC Real Estate Partners tract and also being the southeast corner of Part of Lot 1 of said Hines/Northwest Addition and also being a tract of land described in deed to City of Dallas as recorded in Volume 91214, Page 3782, Deed Records, Dallas County, Texas and also being in the north line of West Northwest Highway (Variable Width Public Right-of-Way);
THENCE North 14°56’58” East along the common line of said OMC Real Estate Partners tract and said City of Dallas tract, for a distance of 352.93 feet to a 1/2 inch iron rod found for common corner of said OMC Real Estate Partners tract and also being the southwest corner of Lot 1.5 of said Hines/Northwest Addition and also being a tract of land described in deed to Bhagat Holdings, Ltd. as recorded in Volume 2004037, Page 2286, Deed Records, Dallas County, Texas;
THENCE South 75°03’02” East along the common line of said OMC Real Estate Partners tract and said Bhagat Holdings tract, for a distance of 462.31 feet to a “X” cut found at the common corner of said OMC Real Estate Partners tract and the most westerly northwest corner of Lot 1.3 of said Hines/Northwest Addition and also being a tract of land described in deed to El Tacaso Inc as recorded in Instrument No. 200600002950, Deed Records, Dallas County, Texas;
THENCE South 14°51’07” West and passing at a distance of 51.83 feet the most westerly southwest corner of said El Tacaso tract and also the northwest corner of Lot 1.4 of said Hines/Northwest Addition and also being a tract of land described in deed to Jacquelyn Keller as recorded in Volume 92253, Page 2310, Deed Records, Dallas County, Texas, for a total distance of 391.17 feet to a “X” cut found at the common corner of said OMC Real Estate Partners tract and said Jacquelyn Keller tract and also in said north line of West Northwest Highway;
THENCE North 74°19’37” West along said north line of West Northwest Highway and the south line of said OMC Real Estate Partners tract, for a distance of 88.08 feet to a 1/2 inch iron rod found for corner;
THENCE North 69°23’43” West continuing along said north line of West Northwest Highway, for a distance of 376.74 feet to the Point of Beginning and containing 173,547 square feet or 3.984 acres of land.

TRACT 2:
Being a non-exclusive easement for ingress and egress as created by Easement Agreement (the “EA” and capitalized terms herein shall have the same meanings ascribed to those terms in the EA) executed by Connell Development Co., dated 01/16/1986, filed 01/21/1986, recorded in Volume 86013, Page 2583, of the Real Property Records of Dallas County, Texas, over and across the portion of the Easement within the Remainder Property.

Permitted Exceptions

1.
Easement granted by Kathryn Currin to the City of Dallas, filed 10/27/1950, recorded in Volume 3399, Page 618, Real Property Records, Dallas County, Texas, and as shown on plat recorded in Volume 84238, Page 5351, Map Records, Dallas County, Texas.

2.	Easement granted by Hines/Northwest Venture, et al, to the City of Dallas, filed 12/28/1984, recorded in Volume 84252, Page 2946, Real Property Records, Dallas County, Texas.

3.
Terms, provisions, conditions, and easement contained in Easement Agreement by Connell Development Co., dated 01/16/1986, recorded in Volume 86013, Page 2583, Real Property Records, Dallas County, Texas.

4.	Terms, provisions, and conditions of City of Dallas Ordinance No. 29489 filed 10/31/2014, recorded in cc# 201400279288, Real Property Records, Dallas County, Texas.

5.	Voluntary Cleanup Program Final Certificate of Completion filed 07/10/2019, recorded in cc# 201900178084, Real Property Records, Dallas County, Texas.

6.	INTENTIONALLY DELETED.

EXHIBIT A-19
Property Description
Being Lot 1RA, in Block 4, of WESTWAY ADDITION, an Addition to the City of Arlington, Tarrant County, Texas, according to the Map thereof recorded in cc# D214084804, of the Map Records of Tarrant County, Texas.

Permitted Exceptions

1.
Restrictive covenants described in instrument recorded in filed 07/26/1983, recorded in Volume 7567, Page 1938, Real Property Records, Tarrant County, Texas. Modification recorded in Volume 7713, Page 366, Real Property Records, Tarrant County, Texas. Amendment recorded in Volume 7713, Page 378, Real Property Records, Tarrant County, Texas. Modification recorded in Volume 7713, Page 381, Real Property Records, Tarrant County, Texas. Affidavit of Resignation filed 10/11/2005, recorded in cc# D205303289, Real Property Records, Tarrant County, Texas. Affidavit of Resignation filed 10/11/2005, recorded in cc# D205303290, Real Property Records, Tarrant County, Texas. Affidavit of Resignation filed 10/11/2005, recorded in cc# D205303291, Real Property Records, Tarrant County, Texas. Affidavit of Resignation filed 10/11/2005, recorded in cc# D205303292, Real Property Records, Tarrant County, Texas. Second Amendment filed 12/05/2005, recorded in cc# D205361599, Real Property Records, Tarrant County, Texas. Amendment of Covenants filed 04/12/2010, recorded in cc# D210082119, Real Property Records, Tarrant County, Texas.

2.	The following easements and/or building lines, as shown on plat filed 04/28/2014, recorded in cc# D214084804, Real Property Records, Tarrant County, Texas:
10’ utility easement along the North property line;
Temporary turnaround;
15’ drainage and utility easement along the East property line.

3.	Easement granted by Binkley - Richardson, Inc., to Texas Electric Service Company, filed 01/04/1984, recorded in Volume 7707, Page 646, Real Property Records, Tarrant County, Texas.

4.	Easement granted by Westway Development Joint Venture to Texas Electric Service Company, filed 09/03/1985, recorded in Volume 8295, Page 2101, Real Property Records, Tarrant County, Texas.

5.	Easement granted by Louis Land Company, Ltd., to the City of Arlington, filed 12/02/2003, recorded in Volume 17439, Page 23, Real Property Records, Tarrant County, Texas.

6.	Easement granted by Louis Land Company, Ltd., to the City of Arlington, filed 12/02/2003, recorded in Volume 17439, Page 26, Real Property Records, Tarrant County, Texas.

7.
Title to all coal, lignite, oil, gas and other minerals in, under and that may be produced from the land, together with all rights, privileges, and immunities relating thereto, all of such interest, to the extent not previously reserved or conveyed being described in instrument filed 06/28/2013, recorded in cc# D213167559, Real Property Records, Tarrant County, Texas.

8.
Mineral lease, together with all rights privileges and immunities incident thereto, to Chesapeake Exploration, L.L.C., as Lessee, from Louis Land Co., Ltd., as Lessor, as evidenced by Memorandum, filed 01/04/2008, recorded in cc# D208004621, Real Property Records, Tarrant County, Texas. Notice of Lease Extension filed 04/09/2009, recorded in cc# D209094868, Real Property Records, Tarrant County, Texas.

9.	Easement granted by Louis Land Company, Ltd., a Texas limited partnership, to the City of Arlington, filed 12/02/2003, recorded in Volume 17439, Page 25, Real Property Records, Tarrant County, Texas.

10.	Easement granted by PPMBA Realty, Ltd., to the City of Arlington, filed 06/13/2014, recorded in cc# D214123825, Real Property Records, Tarrant County, Texas.

11.	Easement granted by PPMBA Realty, Ltd., to the City of Arlington, filed 06/13/2014, recorded in cc# D214123826, Real Property Records, Tarrant County, Texas.

12.	Easement granted by PPMBA Realty, Ltd., to the City of Arlington, filed 06/17/2014, recorded in cc# D214126911, Real Property Records, Tarrant County, Texas.

13.	Easement granted by PPMBA Realty, LP, a Texas limited partnership, to Oncor Electric Delivery Company, LLC, filed 04/30/2015, recorded in cc# D215088510, Real Property Records, Tarrant County, Texas.

EXHIBIT A-20
Property Description
Being all that certain lot, tract, or parcel of land being known and designated as LAS COLINAS AREA I, TRACT 2, SEVENTH INSTALLMENT, an addition to the City of Irving, Dallas County, Texas, according to the plat thereof recorded in Volume 82139, Page 953, Deed Records, Dallas County, Texas.

Permitted Exceptions

1.
Restrictive covenants contained in Declaration filed 08/22/1973, recorded in Volume 73166, Page 1001, Real Property Records of Dallas County, Texas; Correction to Declaration recorded in Volume 77154, Page 1096, Real Property Records, Dallas County, Texas. Second Correction to Declaration recorded in Volume 79122, Page 749, Real Property Records, Dallas County, Texas. Third Correction to Declaration recorded in Volume 82071, Page 3244, Real Property Records, Dallas County, Texas. Statement of Lien Priority recorded in Volume 84213, Page 2741, Real Property Records, Dallas County, Texas. Corrected Assignment and Transfer of Rights under Declaration recorded in Volume 92041, Page 446, Real Property Records, Dallas County, Texas. Secretary’s Certificate as to ACC Standards filed 09/30/2005, recorded in cc# 200503527191, Real Property Records, Dallas County, Texas. Assignment of Declarant’s Rights filed 12/27/2005, recorded in cc# 20050341275, Real Property Records, Dallas County, Texas. Certificate of Architectural Control Standards filed 12/29/2011, recorded in cc# 201100338880, Real Property Records, Dallas County, Texas.

2.
Terms, provisions, conditions, easements, and obligations contained in Declaration-Las Colinas Area I, Dallas County, Texas, filed 08/22/1973, recorded in Volume 73166, Page 1001, Real Property Records, Dallas County, Texas, as corrected and supplemented.

3.
Terms and conditions of Ordinance No. 71-100, entitled Airport Zoning Ordinance of the Dallas-Fort Worth Regional Airport, filed 09/03/1982, recorded in Volume 82173, Page 178, Real Property Records, Dallas County, Texas.

4.	Aviation Release contained on Plat recorded in Volume 82139, Page 953, Map Records, Dallas County, Texas.

5.	The following easements and/or building lines, as shown on plat recorded in Volume 82139, Page 953, Map Records, Dallas County, Texas:
15’ utility easement;
10’ utility easement, 4.7’ of which affects the subject property along the Easterly line;
30’ building line.

6.
Terms, provisions, conditions, and easements contained in Maintenance and Access Easement, granted by CP Properties Partners, to Las Colinas USAA Limited Partnership, filed 08/26/1993, recorded in Volume 93167, Page 639, Real Property Records, Dallas County, Texas.

7.
Assessments and liens contained in Declaration-Las Colinas Area I, Dallas County, Texas, filed 08/22/1973, recorded in Volume 73166, Page 1001, Real Property Records, Dallas County, Texas, as corrected and supplemented.

8.	INTENTIONALLY DELETED

EXHIBIT A-21
Property Description
Being a leasehold estate created by the Ground Lease dated 04/15/2016, between Dallas/Fort Worth International Airport Board, as landlord, and PPJ Land LLC, as tenant, as evidenced by Memorandum of Lease filed 04/25/2016, recorded in cc# D216084751, Real Property Records, Tarrant County, Texas, in and to that certain tract of land described as follows:
BEING a tract of land situated in the W. Bradford Survey, Abstract No. 131, City of Grapevine, Tarrant County, Texas, the subject tract being a portion of a tract conveyed to City of Dallas and the City of Fort Worth, Texas according to the deed recorded in Document No. D189026214 of the Deed Records, Tarrant County, Texas (DRTCT), the subject tract being more particularly described as follows:
BEGINNING at a 5/8” iron rod with plastic cap found for the intersection of the west line of Metro Circle, a 60 foot right-of-way created by plat recorded in Volume 388-140, Page 51, Plat Records, Tarrant County, Texas, with the south line of State Highway 114, a variable width right-of-way, for the southeast corner of Parcel 49, Part 4 of the right-of-way thereof recorded in Document No. D210321735 DRTCT;
THENCE S 02º39’55” W, 537.54 feet along the west line of Metro Circle to a 5/8” iron rod with plastic cap found;
THENCE continuing along the west line of Metro Circle, around a tangent curve to the right having a central angle of 17º05’02”, a radius of 410.74 feet, a chord of S 11º12’26” W – 122.02 feet, an arc length of 122.47 feet to a 5/8” iron rod with plastic cap found;
THENCE N 88º36’18” W, 497.28 feet departing the west line thereof, to a 5/8” iron rod with plastic cap found;
THENCE N 01º23’42” E, 668.11 feet to a 5/8” iron rod with plastic cap found on the south line of said Parcel 49, Part 4;
THENCE along the south line thereof, the following:
S 89º06’14” E, 314.61 feet to a 5/8” iron rod with plastic cap found;
A tangent curve to the right having a central angle of 01º57’53”, a radius of 5707.58 feet, a chord of S 88º07’17” E – 195.71 feet, an arc length of 195.72 feet to a 5/8” iron rod with plastic cap found;
S 39º03’43” E, 14.91 feet to a 5/8” iron rod with plastic cap found;
And S 87º20’17” E, 10.02 feet to the POINT OF BEGINNING with the subject tract containing 349,346 square feet or 8.020 acres of land

Permitted Exceptions

1.
Terms, provisions, and conditions of the Ground Lease Agreement between Dallas/Fort Worth International Airport Board, as landlord, and PPJ Land LLC, as tenant, with an Effective Date of 04/15/2016 as evidenced by Memorandum of Lease filed 04/25/2016, recorded in cc# D216084751, Real Property Records, Tarrant County, Texas.

2.
Terms and conditions of Ordinance No. 71-100, entitled Airport Zoning Ordinance of the Dallas-Fort Worth Regional Airport, filed 09/01/1982, recorded in Volume 7349, Page 1106, Real Property Records, Tarrant County, Texas.

3.	Easement granted by Metroplace Corporation, to the City of Grapevine, filed 09/15/1983, recorded in Volume 7616, Page 1056, Real Property Records, Tarrant County, Texas.

4.	Limited or lack of access to road or highway abutting subject property as set forth in Instrument filed 12/30/2010, recorded in cc # D210321735, Real Property Records, Tarrant County, Texas.

5.
Mineral lease together with all rights, privileges and immunities incident thereto, to Chesapeake Exploration Limited Partnership, from Dallas/Fort Worth International Airport Board and the City of Dallas and the City of Fort Worth, described in instrument filed 10/11/2006, recorded in cc# D206319462, Real Property Records, Tarrant County, Texas, Amended by Lease Amendment evidenced by Memorandum filed 05/22/2012, recorded in cc#D212122508, Real Property Records, Tarrant County, Texas, and Memorandum of Amendment of Oil and Gas Lease, filed 09/06/2017, recorded in cc# D217206948, Real Property Records, Tarrant County, Texas. Declaration of Pooled Unit filed 08/22/2007, recorded in cc# D207298104, Real Property Records, Tarrant County, Texas. Notice of Force Majeure of Oil Gas and Mineral Lease filed 12/30/2015, recorded in cc # D215289906, Real Property Records, Tarrant County, Texas.

6.	INTENTIONALLY DELETED

EXHIBIT B
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
SPECIAL WARRANTY DEED
STATE OF TEXAS                             §
                                                              §     KNOW ALL BY THESE PRESENTS:
COUNTY OF [insert appropriate county]                 §
THAT _______________________, a ________________________ (“Grantor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by ____________________________ (“Grantee”), whose mailing address is ________________________________, has GRANTED and CONVEYED, and by these presents does GRANT and CONVEY unto Grantee the land described on Exhibit A which is attached hereto and incorporated herein by reference for all purposes (the “Land”), together with all of Grantor’s rights, titles and interests in and to (a) all reversions, remainders, easements, rights-of-way, appurtenances, tenements, licenses, hereditaments, water rights and mineral rights appertaining to or otherwise benefiting the Land or any of the Improvements (as defined below); (b) all of Grantor’s rights, titles and interests, if any, in and to any structures, facilities, fixtures and improvements now situated on the Land (collectively, the “Improvements”); (c) all of Grantor’s rights, titles and interests, if any, in and to all air rights, development rights, and similar rights or entitlements relating to or affecting the Land or the Improvements (the “Development Rights”); and (d) all of Grantor’s rights, titles and interests, if any and then only to the extent transferable and/or assignable, in and to all licenses, permits, approvals, and certificates of occupancy relating to the zoning, land use, ownership, operation, occupancy with respect to the Land or Improvements (collectively the “Intangible Property”) (the Land, together with all of the foregoing, is herein collectively called the “Property”).
This conveyance is made subject to all easements, restrictions and other matters of record as of the date hereof that affect the Land and that are listed on Exhibit B attached hereto, to the extent the same are valid and subsisting and affect the Property (the “Existing Encumbrances”).
TO HAVE AND TO HOLD the Property unto Grantee, and Grantee’s successors and assigns forever, and Grantor does hereby bind Grantor, and Grantor’s successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the Land unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise subject, however, to the Existing Encumbrances.
[SIGNATURE PAGE FOLLOWS]

Signature Page to Special Warranty Deed
EXECUTED on the date set forth in the acknowledgement below to be effective for all purposes as of __________________, 2020.
GRANTOR:
[Insert Signature Block of Owner]
THE STATE OF TEXAS        §

                                                 §
COUNTY OF DALLAS         §
This instrument was acknowledged before me on this ____ of ____________________, 2020, by ________________________________, _______________________ of ____________________, a __________________________, [general partner of _________, a Texas limited partnership,] on behalf of said __________________________________.

Notary Public in and for the State of Texas
Printed Name: _______________________
My commission expires: _______________

EXHIBIT A TO DEED

Signature Page to Bill of Sale
EXHIBIT C
BILL OF SALE
THE STATE OF TEXAS             §

                                                       §
COUNTY OF [insert applicable county] §
THAT, [insert applicable Seller](“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by _________________________, a ______________________ (“Buyer”), the receipt of which is hereby acknowledged, has Sold, Delivered and Assigned, and by these presents does Sell, Deliver and Assign, unto Buyer all of Seller’s right, title and interest in and to the following described property, to-wit:
All equipment, fixtures, appliances, machinery, inventory and other tangible personal property of whatever kind or character owned by Seller and attached to or located or installed on those certain improved tracts of land situated in _______ County, Texas, and the improvements situated thereon, said tracts of land being described on Exhibit A, attached hereto and made a part hereof for all purposes, which are used in connection with the ownership, maintenance or operation of said land or improvements, including, but not limited to, all equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, communication, electrical, appliances, maintenance equipment, keys, locks, elevators, sprinklers, hoses, tools and lawn equipment (all of the above-described personal property being hereinafter referred to as the “Property”).
In no event shall the Property include any of the Excluded Property, as such term is defined in that certain Real Estate Purchase Agreement dated effective as of ___________, 20____ executed by Seller and Buyer (or Buyer’s predecessor in interest thereunder).
Seller has executed this Bill of Sale and BARGAINED, SOLD, DELIVERED and ASSIGNED the Property and Buyer has accepted this Bill of Sale and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXCEPT THAT THE FOREGOING SHALL NOT BE CONSTRUED TO NEGATE THE SPECIAL WARRANTY OF TITLE HEREINAFTER SET FORTH.
Subject to the matters set forth herein, Seller does hereby covenant with Buyer that at the time of delivery of this Bill of Sale, the Property is free from all encumbrances, liens and interests (other than those listed in the deed from Seller to Buyer of even date herewith) and Seller does hereby bind itself, its successors and assigns, to forever Warrant and Defend title to the Property unto Buyer, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Seller, but not otherwise.

Signature Page to Bill of Sale
EXECUTED this _____ day of ____________, 20___.

SELLER:	[insert signature block of applicable Seller]
Exhibit A -    Land

Exhibit A to Bill of Sale

EXHIBIT D
BLANKET CONVEYANCE AND ASSIGNMENT
THE STATE OF TEXAS                     §
                                                               §     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ______                          §

Concurrently with the execution and delivery hereof, [insert name of applicable Seller] (“Assignor”) is conveying to ____________________, a __________________ (“Assignee”) by Special Warranty Deed that certain tract of land, together with the improvements located thereon (collectively, the “Property”), lying and being situated in _________ County, Texas, being more particularly described on Exhibit “A” attached hereto and made a part hereof for all purposes. Such conveyance is being made pursuant to that certain Real Estate Purchase Agreement (the “Purchase Contract”) dated effective as of _________, 20___ executed by and between Assignor and ___________, predecessor in interest to Assignee. Words with initial capital letters used but not defined herein shall have the respective meanings ascribed to them in the Purchase Contract.
It is the intent of Assignor and Assignee that Assignor convey to Assignee all of Assignor’s rights, if any, in and to all assignable licenses and permits with respect to the Property (the “Assigned Properties”).
NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET-OVER AND DELIVER to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Assigned Properties.

TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors and assigns, forever.
Assignor has caused this Assignment to be executed effective as of the ____ day of ______________, 20___.
[insert signature block of applicable Seller]

Exhibit A to Blanket Conveyance and Assignment

Exhibit E to Real Estate Purchase Agreement
CERTIFICATION OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by __________________________ (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Seller’s U.S. employer identification number is _______________; and

3.	Seller is not a “disregarded entity” (as such term is defined in the Internal Revenue Code and Income Tax Regulations).

4.	Seller’s office address is 2021 McKinney, Suite 420, Dallas, Texas 75201.
Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.
Dated: __________, 20___

[insert signature block of applicable Seller]
a Texas corporation

Exhibit F to Real Estate Purchase Agreement
AFFIDAVIT AS TO DEBTS, LIENS AND LEASES
GF NO. ___________
OWNER:    __________________________
SUBJECT PROPERTY:
See Exhibit “A”
STATE OF TEXAS
COUNTY OF _____________________
Before me, the undersigned authority, on this day personally appeared                 ,                                          of                                                  , (“Affiant”) known to me to be the person whose name is subscribed hereto and upon his oath deposes and says, in his capacity as indicated below, that to the best of his actual knowledge:

1.
Except as disclosed to the title company reflected below or in other instruments to which the title company is a party, there are no unpaid debts for the purchase of plumbing fixtures, water heaters, floor furnaces, air conditioners, radio or television antennae, carpeting, rugs, lawn sprinkling systems, venetian blinds, window shades, draperies, electric appliances, fences, street paving, or any personal property or fixtures that are located on the Property described above, and no such items have been purchased on time payment contracts, and there are no security interests on such Property secured by financing statements, security agreements or otherwise except costs associated with ongoing and recurring maintenance and operation of the Property.

2.	There are no loans or liens (including Federal or State Liens and Judgment Liens) of any kind on such property except loans being extinguished concurrent with the closing of the sale of the property.

3.
All labor and material used in the construction of improvements on the above described property have been paid for and there are now no unpaid labor or material claims against the improvements or the Property upon which same are situated.

4.	There are no leases (whether oral or written) encumbering the Property.

5.	No proceedings in bankruptcy or receivership have been instituted by or against Owner, and Owner has never made an assignment for the benefit of creditors.

6.
Affiant recognizes that but for making of the hereinabove statements relative to the Property, neither Republic Title of Texas, Inc. Title Company nor Fidelity Title Insurance Company (collectively, “Title Company”) would issue its owner policy of title insurance (“Owner Policy”) on the Property in favor of ____________________, and that such statements have been made as an inducement for such issuance.

Indemnity Agreement: Owner hereby agrees to indemnify, defend and hold the Title Company harmless of, from and against any and all claims asserted against the Title Company under the Owner Policy based upon the inaccuracy of the statements made by Affiant herein.

Executed as to the Affidavit: __________________, 20__:

AFFIANT:

Printed Name: , in
his capacity as of _________________________________

COUNTY OF §
§
STATE OF §

Sworn to and subscribed before me this ____ day of ______________, 20__.

Notary Public, State of
[seal]

Exhibit G to Real Estate Purchase Agreement
Capital Improvement Projects

		Entities
Project Name	Scope of Work			Hard Costs	Soft Costs	Fixed Assets	Total Project Costs
		Dealership	Land Company
JLR DFW Warehouse Expansion	General Construction to convert vacant warehouse space to support make ready operations for JLR DFW (excludes Paint Booth Equipment estimated at $170,000)	PPJ LLC	PPJ Land LLC	463,791	73,500	113,000	650,291
EV Readiness – MB Arlington	Install conduit, electrical power, and charging equipment for EV vehicles	PPMB Arlington LLC	PPMBA Realty LP	108,000	17,000	25,000	150,000
EV Readiness – MB Dallas	Install conduit, electrical power, and charging equipment for EV vehicles	Park Place Motorcars, Ltd.	n/a (CARS Lease property)	140,000	10,000	35,000	185,000
EV Readiness – MB Fort Worth	Install conduit, electrical power, and charging equipment for EV vehicles	Park Place Motorcars Fort Worth, Ltd.	PP Real Estate, Ltd.	129,000	11,000	25,000	165,000
Premier Service Refresh	Refurbish Service Advisor and Shop areas including new walls, glazing, flooring, internal/external paint & equipment	Park Place RB, Ltd	NWH Land LP	635,000	40,000	520,000	1,195,000
Sprinter Dealership	Renovate existing buildings at 3316 and 3333 Atwell to facility guidelines for Sprinter	Park Place Motorcars, Ltd.	PPM Realty, Ltd.	2,825,000	175,000	250,000	3,250,000